Exhibit 4.ii.(a)

IMC GLOBAL INC.,

THE GUARANTORS named herein

and

BNY MIDWEST TRUST COMPANY, as Trustee

______________________________________

INDENTURE

Dated as of August 1, 2003

______________________________________

10.875% Senior Notes Due 2013

CROSS-REFERENCE TABLE

  TIA                                                                                  Indenture
Section                                                                                Section

310   (a)(1)................................................................             7.10
         (a)(2)................................................................             7.10
         (a)(3)................................................................             N.A.
         (a)(4)................................................................             N.A.
         (a)(5)................................................................             N.A.
         (b)....................................................................             7.08; 7.10; 11.02
         (b)(1)................................................................             7.10
         (c)....................................................................             N.A.
311   (a)....................................................................             7.11
         (b)....................................................................             7.11
         (c)....................................................................             N.A.
312   (a)....................................................................             2.06
         (b)....................................................................             11.03
         (c)....................................................................             11.03
313   (a)....................................................................             7.06
         (b)(1)................................................................             N.A.
         (b)(2)................................................................             7.06
         (c)....................................................................             7.06; 11.02
         (d)....................................................................             7.06
314   (a)....................................................................             4.06; 4.17; 11.02
         (b)....................................................................             N.A.
         (c)(1)................................................................             11.04
         (c)(2)................................................................             11.04
         (c)(3)................................................................             N.A.
         (d)....................................................................             N.A.
         (e)....................................................................             11.05
         (f).....................................................................             N.A.
315   (a)....................................................................             7.01(b)
         (b)....................................................................             7.05; 11.02
         (c)....................................................................             7.01(a)
         (d)....................................................................             7.01(c)
         (e)....................................................................             6.12
316   (a) (last sentence)..............................................             2.10
         (a)(1)(A)...........................................................             6.05
         (a)(1)(B)...........................................................             6.04
         (a)(2)................................................................             N.A.
         (b)....................................................................             6.08
         (c)....................................................................             8.04
317   (a)(1)................................................................             6.09
         (a)(2)................................................................             6.10
         (b)....................................................................             2.05; 7.12
318   (a)....................................................................             11.01

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

ARTICLE II

THE NOTES

ARTICLE III

REDEMPTION

ARTICLE IV

COVENANTS

ARTICLE V

SUCCESSOR CORPORATION

SECTION 5.01.    Merger, Consolidation and Sale of Assets..................................................................... 46

SECTION 5.02.    Successor Person Substituted....................................................................................... 47

ARTICLE VI

DEFAULTS AND REMEDIES

ARTICLE VII

TRUSTEE

ARTICLE VIII

AMENDMENTS, SUPPLEMENTS AND WAIVERS

ARTICLE IX

DISCHARGE OF INDENTURE; DEFEASANCE

  SECTION 9.05.    Deposited Money and U.S. Government Obligations To Be Held in Trust; Other

ARTICLE X

GUARANTEE OF NOTES

ARTICLE XI

MISCELLANEOUS

EXHIBITS

Exhibit E.                Form of Certificate To Be Delivered in Connection with Transfers to Non-QIB Accredited Investors.............................................................................. E-1

Exhibit F.                Form of Certificate To Be Delivered in Connection with Transfers
                               Pursuant to Regulation S............................................................................................ F-1

Exhibit G.               Form of Guarantee..................................................................................................... G-1

            INDENTURE, dated as of August 1, 2003, among IMC GLOBAL INC., a Delaware corporation, as issuer (the "Company"), the Guarantors (as hereinafter defined) and BNY MIDWEST TRUST COMPANY, an Illinois trust company, as trustee (the "Trustee").

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions.

            "Acquired Indebtedness" means Indebtedness of a Person or any of its subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation, except for Indebtedness of a Person or any of its subsidiaries that is repaid at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries.

            "Additional Interest" means "Special Interest," as defined in the Exchange and Registration Rights Agreement.

            "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.  The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

            "Agent" means any Registrar, Paying Agent, or agent for service or notices and demands.

            "Amend" means amend, modify, supplement, restate or amend and restate, including successively; and "amending" and "amended" have correlative meanings.

            "Argus Lease" means, collectively, (1) Facility Lease-Undivided Interest (Searles Valley Trust 1996-A), dated as of July 15, 1996, between U.S. Trust Company of California, N.A., as Lessor, and North American Chemical Company, as Lessee, (2) Participation Agreement (Searles Valley Trust 1996-A), dated as of July 15, 1996, among North American Chemical Company, Harris Chemical Company North America, Inc., Phillip Morris Capital Corporation, and the U.S. Trust Company of California, N.A., (3) Facility Lease-Undivided Interest (Searles Valley Trust 1996-B), dated as of July 15, 1996, between U.S. Trust Company of California, N.A., as Lessor, and North American Chemical Company, as Lessee, and (4) Participation Agreement (Searles Valley Trust 1996-B), dated as of July 15, 1996, among North American Chemical Company, Harris Chemical Company North America, Inc., General Electric Capital Corporation, and the U.S. Trust Company of California, N.A.

            "Asset" means any asset or property.

            "Asset Acquisition" means (a) an Investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or shall be merged with or into the Company or any of its Restricted Subsidiaries, or (b) the acquisition, other than in the ordinary course of business, by the Company or any of its Restricted Subsidiaries of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other assets of such Person.

            "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any sale and leaseback transaction) to any Person other than the Company or any of its Restricted Subsidiaries of (x) any Capital Stock of any Restricted Subsidiary of the Company; or (y) any other assets of the Company or any of its Restricted Subsidiaries other than in the ordinary course of business; provided, however, that Asset Sales shall not include

                (1)    a transaction or series of related transactions for which the Company or any of its Restricted Subsidiaries receive aggregate consideration of less than $15.0 million,

                (2)    sales of accounts receivable of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof to the extent such Securitization Entity incurs Indebtedness specified by clause (14) of the definition of "Permitted Indebtedness,"

                (3)    sales or grants of licenses to use the patents, trade secrets, know-how and other intellectual property of the Company or any of its Restricted Subsidiaries to the extent that such license does not prohibit the Company or any of its Restricted Subsidiaries from using the technologies licensed and does not require the Company or any of its Restricted Subsidiaries to pay any fees for any such use,

                (4)    the sale, lease, conveyance, disposition or other transfer (a) of all or substantially all of the assets of the Company as permitted under Section 5.01, (b) of any Capital Stock or other ownership interest in or assets of an Unrestricted Subsidiary or a Person which is not a Subsidiary, (c) pursuant to any foreclosure of assets or other remedy provided by applicable law by a creditor of the Company or any of its Subsidiaries with a Lien on such assets, which Lien is permitted under this Indenture, (d) involving only Cash Equivalents or inventory in the ordinary course of business or obsolete equipment or (e) including only the lease or sublease of any real or personal property in the ordinary course of business, and

                (5)    the consummation of any transaction covered by and effected in accordance with the terms of Section 4.09.

            "Bankruptcy Law" means Title 11 of the United States Code entitled "Bankruptcy" or any other Law relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

            "Board of Directors" means (1) as to any Person that is a corporation, the board of directors of such Person or any duly authorized committee thereof and (2) as to any other Person, the functionally comparable body of such Person or any duly authorized committee thereof.

            "Capital Stock" means (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (b) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

            "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation determined in accordance with such principles; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of penalty.

            "Cash Equivalents" means:

                (1)    a marketable obligation, maturing within two years after issuance thereof, issued or guaranteed by the United States of America or an instrumentality or agency thereof;

                (2)    a certificate of deposit or banker's acceptance, maturing within one year after issuance thereof, issued by any lender under the Credit Agreement, or a U.S. national or state bank or trust company or a European, Canadian or Japanese bank, in each case having capital, surplus and undivided profits of at least $100.0 million and whose long-term unsecured debt has a rating of "A" or better by S&P, A2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency (provided that the aggregate face amount of all Investments in certificates of deposit or bankers' acceptances issued by the principal offices of or branches of such European or Japanese banks located outside the United States shall not at any time exceed 33  1/3% of all Investments described in this definition);

                (3)    open market commercial paper, maturing within 270 days after issuance thereof, which has a rating of A-2 or better by S&P, P-2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency;

                (4)    repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution which has been elected primary government securities dealers by the Federal Reserve Board or whose securities are rated AA- or better by S&P, Aa3 or better by Moody's or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America;

                (5)    "money market" preferred stock maturing within six months after issuance thereof or municipal bonds issued by a corporation organized under the laws of any state of the United States, which has a rating of "A" or better by S&P or Moody's or the equivalent rating by any other nationally recognized rating agency;

                (6)    tax exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of AA or better by S&P, Aa2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency; and

                (7)    shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P, at least Aaa or the equivalent thereof by Moody's or any other mutual fund at least 95% of whose assets consist of the type specified in clauses (1) through (6) above.

            "Change of Control" means the occurrence of the following:

                (1)    any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of securities representing 50% or more of the voting power of all Voting Stock of the Company; or

                (2)    Continuing Directors shall cease to constitute at least a majority of the directors constituting the board of directors of the Company; or

                (3)    the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act); or

                (4)    the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee Person representing a majority of the voting power of all Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance; or

                (5)    the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

            "Commission" means the Securities and Exchange Commission.

            "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any of its Restricted Subsidiaries.

            "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the date of issuance of the Notes or issued thereafter, and includes, without limitation, all series and classes of such common stock.

            "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article V of this Indenture and thereafter means the successor.

            "Company Request" means any written request signed in the name of the Company by the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Company and attested to by the Secretary or any Assistant Secretary of the Company.

            "Consolidated Adjusted Indenture EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of

                (1)    Consolidated Net Income, and

                (2)    to the extent Consolidated Net Income has been reduced thereby, (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business if such gains, losses, sales or dispositions are excluded from the calculation of Consolidated Net Income), (b) Consolidated Interest Expense, (c) Consolidated Non-cash Charges less any non-cash items (other than accruals of revenues in accordance with GAAP) increasing Consolidated Net Income for such period, and (d) fees and expenses related to any offering by the Company of its Capital Stock all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

            "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of (x) Consolidated Adjusted Indenture EBITDA of such Person during the four full fiscal quarters for which financial statements are available (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to (y) Consolidated Fixed Charges of such Person for the Four Quarter Period.

            For purposes of this definition, "Consolidated Adjusted Indenture EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis in accordance with Regulation S-X under the Exchange Act to the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period.

            In addition, Investments (including any Designation of Unrestricted Subsidiaries), Revocations, acquisitions, dispositions, mergers and consolidations that have been made by the Company or any of its Restricted Subsidiaries during the Four Quarter Period or subsequent to the Four Quarter Period and on or prior to the Transaction Date shall be given effect on a pro forma basis in accordance with Regulation S-X under the Exchange Act, to the extent applicable, assuming that all such Investments, Revocations, acquisitions, dispositions, mergers and consolidations (and the reduction or increase of any associated Consolidated Interest Expense, and the change in Consolidated Adjusted Indenture EBITDA, resulting therefrom, including because of Pro Forma Cost Savings) had occurred on the first day of the Four Quarter Period.  If, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, Revocation, acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, Revocation, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable Four Quarter Period.

            If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a Person other than the Company or a Restricted Subsidiary, the preceding paragraph will give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.  Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

                (1)    interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the weighted average rate of interest during the Four Quarter Period;

                (2)    if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

                (3)    notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the weighted average rate per annum during the Four Quarter Period resulting after giving effect to the operation of such agreements.

            "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of

                (1)    Consolidated Interest Expense, plus

                (2)    the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid to such Person or to a Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

            "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

                (1)    the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization of deferred financing costs, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and

                (2)    the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Income" means, with respect to any Person (the "Referent Person"), for any period, the net income (or loss) of the Referent Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded from such net income (loss), to the extent otherwise included therein, without duplication:

                (1)    gains or losses on sales, transfers or other dispositions of assets other than in the ordinary course of business or abandonments or reserves relating thereto, and the related tax effect according to GAAP;

                (2)    extraordinary gains or extraordinary losses determined in accordance with GAAP, and the related tax effect according to GAAP;

                (3)    the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the Referent Person or is merged or consolidated with the Referent Person or any Restricted Subsidiary of the Referent Person;

                (4)    the net income (but not loss) of any Restricted Subsidiary of the Referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted; provided that restrictions under the Argus Lease shall be excluded from operation of this clause;

                (5)    the net income or loss of any Person that is not a Restricted Subsidiary of the Referent Person except to the extent of cash dividends or distributions paid to the Referent Person or to a wholly owned Restricted Subsidiary of the Referent Person (subject, in the case of a dividend or distribution paid to a Restricted Subsidiary, to the limitation contained in clause (4) above);

                (6)    any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following May 17, 2001;

                (7)    income or loss attributable to discontinued operations other than the Specified Discontinued Businesses prior to the sale thereof;

                (8)    in the case of a successor to the Referent Person by consolidation or merger or as a transferee of the Referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

                (9)    gains or losses from the cumulative effect of any change in accounting principles; and

                (10)    Non-Cash Asset Write-Downs;

provided, further, that Consolidated Net Income shall be reduced by the product of (x) the amount of all dividends on Designated Preferred Stock (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of the Company, expressed as a decimal.

            "Consolidated Net Worth" of any Person means the consolidated stockholders' equity (or equivalent) of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to (1) Disqualified Capital Stock of such Person and (2) Unrestricted Subsidiaries.

            "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, depletion, amortization and other non-cash charges (other than Non-Cash Asset Write-Downs) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

            "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (a) was a member of such Board of Directors on May 17, 2001or (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

            "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office as of the date hereof is listed in Section 11.02.

            "Coverage Ratio Exception" has the meaning set forth in the first paragraph of Section 4.08.

            "Credit Agreement" means one or more senior credit agreements, including the Credit Agreement dated as of May 17, 2001, as amended and restated as of February 21, 2003, and as further amended on June 4, 2003 and June 20, 2003, by and among the Company and certain of its domestic Subsidiaries, as borrowers, JP Morgan Chase Bank, as administrative agent and collateral agent, Goldman Sachs Credit Partners L.P., as syndication agent, and the lenders party thereto from time to time, including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended or Refinanced from time to time, including any agreement or agreements extending the maturity of, Refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

            "Credit Agreement Guarantee" has the meaning set forth in Section 10.03(b).

            "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in currency values.

            "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

            "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

            "Designated Preferred Stock" means preferred stock that is designated as Designated Preferred Stock pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company on the issuance date thereof, the Net Cash Proceeds of which are excluded from the calculation set forth in clause (C) of the first paragraph of Section 4.09 and are not used for purposes of clause (2) or (3) of the second paragraph thereof.

            "Disqualified Capital Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is:

                (1)    required to be redeemed or is redeemable at the option of the holder of such class or series of Capital Stock at any time on or prior to the date that is 91 days after the stated maturity of the Notes; or

                (2)    convertible into or exchangeable at the option of the holder thereof for Capital Stock referred to in clause (1) above or Indebtedness having a scheduled maturity on or prior to the date that is 91 days after the stated maturity of the Notes.

Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a Change of Control will not constitute Disqualified Capital Stock if the terms of such Capital Stock provide that the issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's purchase of such Notes as are required to be purchased pursuant to the provisions of Section 4.18.

            "Domestic Subsidiary" means any Restricted Subsidiary of the Company that is not a Foreign Subsidiary.

            "Eligible Obligations" shall mean obligations as a result of the deposit of which (along with the simultaneous deposit, if any, of money or U.S. Government Obligations or both) the Notes will be rated in the highest generic long-term debt rating category assigned by one or more nationally recognized rating agencies to debt with respect to which the issuer thereof has been released from its obligations to the same extent that the Company has been released from its obligations under this Indenture pursuant to the provisions of Article IX.

            "Event of Default" has the meaning set forth in Section 6.01.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

            "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of the Issue Date among the Company, the Guarantors named therein and the Initial Purchasers named therein with respect to the Notes issued on the Issue Date.

            "Exchange Securities" has the meaning provided in the Exchange and Registration Rights Agreement.

            "Fair market value" means, with respect to any asset, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a board resolution of the Board of Directors of the Company delivered to the Trustee.

            "Fall-Away Event" has the meaning set forth in Section 4.19.

            "Foreign Subsidiary" means any Restricted Subsidiary of the Company organized under the laws of, and conducting a substantial portion of its business in, any jurisdiction other than the United States of America or any state thereof or the District of Columbia.

            "Four Quarter Period" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

            "Funded Debt" means indebtedness (including the Notes) maturing by the terms thereof more than one year after the original creation thereof.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, consistently applied, that are applicable to the circumstances as of the date of determination; provided that, for purposes of calculating the Consolidated Net Worth of a Person (including all components thereof), "GAAP" shall mean such generally accepted accounting principles as described above in effect on August 1, 1998.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.  The term "guarantee" used as a verb has a corresponding meaning.

            "Guarantors" means (1) each of the following Restricted Subsidiaries of the Company:

            FMRP Inc., a Delaware corporation;
            IMC Canada Ltd., a Canadian federal corporation;
            IMC Chemicals Inc., a Delaware corporation;
            IMC Chemical North America LLC, a Delaware limited liability company;
            IMC Global Dutch Holdings B.V., a Netherlands corporation;
            IMC Global Netherlands B.V., a Netherlands corporation;
            IMC Global Operations Inc., a Delaware corporation;
            IMC Global Potash Holdings N.V., a Netherlands Antilles corporation;
            IMC Phosphates Company, a Delaware general partnership;
            IMC Potash Carlsbad Inc., a Delaware corporation;
            IMC Potash Colonsay N.V., a Netherlands Antilles corporation;
            IMC Potash Colonsay ULC, a Nova Scotia unlimited liability company;
            IMC Sulphur Holdings LLC, a Delaware limited liability company;
            IMC USA Holdings Inc., a Delaware corporation;
            IMC USA Inc. LLC, a Delaware limited liability company;
            KCL Holdings, Inc., a Delaware corporation;
            NATI LLC, a Delaware limited liability company;
            Phosphate Resource Partners Limited Partnership, a Delaware limited partnership; and
            The Vigoro Corporation, a Delaware corporation;

and (2) each other Restricted Subsidiary of the Company that issues a Note Guarantee pursuant to Section 4.16 or otherwise, in each case, so long as the Note Guarantee of such Restricted Subsidiary is in full force and effect.

            "Holder" or "Noteholder" means the person in whose name a Note is registered on the Registrar's books.

            "IMC Chemicals Business Unit " means the IMC Chemicals business unit as such term is used within the meaning of the Company's consolidated financial statements for the year ended December 31, 2000.

            "IMC Salt Business Unit " means the IMC Salt business unit as such term is used within the meaning of the Company's consolidated financial statements for the year ended December 31, 2000.

            "Incur" means to create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment.  The accretion of principal of a non-interest bearing or other discount security or the accrual of interest shall not be deemed the incurrence of Indebtedness.

            "Indebtedness" means with respect to any Person, without duplication,

                (1)    all obligations of such Person for borrowed money;

                (2)    all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                (3)    all Capitalized Lease Obligations of such Person;

                (4)    all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

                (5)    all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

                (6)    guarantees in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

                (7)    all obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such asset or the amount of the obligation so secured;

                (8)    all obligations under Currency Agreements, Interest Swap Agreements and Commodity Agreements of such Person;

                (9)    all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price; and

                (10)    all Preferred Stock of any Subsidiary of such Person not held by such Person or any Restricted Subsidiary of such Person with the amount of Indebtedness represented by such Preferred Stock being equal to the liquidation value thereof.

For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

            Notwithstanding the foregoing, "Indebtedness" shall not include (x) advances paid by customers in the ordinary course of business for services or products to be provided or delivered in the future or (y) deferred taxes.

            "Indenture" means this Indenture as amended, restated or supplemented from time to time.

            "Independent Financial Advisor" means a firm (a) which does not, and whose directors, officers or Affiliates do not, have a material financial interest in the Company and (b) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

            "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

            "Interest" means, with respect to the Notes, interest and Additional Interest, if any.

            "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

            "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person.  "Investment" excludes (1) extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be, (2) any Restricted Payment described in clause (2) of the definition thereof and (3) any purchase or acquisition of Indebtedness of the Company or any of its Restricted Subsidiaries (other than any Restricted Payment described in clause (3) of the definition thereof).  If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Restricted Subsidiary not sold or disposed of.

            "Investment Grade Rating" means (1) with respect to S&P, any of the rating categories from and including AAA to and including BBB- and (2) with respect to Moody's, any of the rating categories from and including Aaa to and including Baa3.

            "Issue Date" means August 1, 2003.

            "Liens" means any mortgage, pledge, security interest, encumbrance, lien, charge or adverse claim affecting title or resulting in any encumbrance against real or personal property or a security interest of any kind, including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any of its Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement.

            "Maturity Date" when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.

            "Moody's" means Moody's Investor's Services, Inc. or any successor thereto.

            "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale, net of (a) all out-of-pocket expenses and fees relating to such Asset Sale (including legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) the decrease in proceeds from Qualified Securitization Transactions which results from such Asset Sale and (d) appropriate amounts provided by the Company or any Restricted Subsidiary as a reserve in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

            "Net Proceeds Offer" has the meaning set forth in the third paragraph of Section 4.10.

            "Net Proceeds Offer Amount" has the meaning set forth in the third paragraph of Section 4.10.

            "Non-Cash Asset Write-Down" means a non-cash write-down or write-off of an asset (other than any such write-down or write-off that requires an accrual of or a reserve for cash charges for any future period); provided that upon the sale of such asset such write-down or write-off shall not be taken into account in calculating Consolidated Net Income, to the extent the gain from any such sale would otherwise increase Consolidated Net Income.

            "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

            "Note Guarantee" means a guarantee of the Notes issued by the Guarantors under Article X or issued pursuant to Section 4.16.

            "Notes" means the 10.875% Senior Notes Due 2013 issued by the Company, including, without limitation, the Exchange Securities, treated as a single class of securities, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

            "Officer", with respect to any Person (other than the Trustee), means the Chairman of the Board of Directors, Chief Executive Officer, the President, any Vice President or Assistant Vice President and the Chief Financial Officer, the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of such Person, or any other officer of such Person designated by the Board of Directors of such Person and set forth in an Officers' Certificate delivered to the Trustee.

            "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer or the President and the Chief Financial Officer, the Treasurer or the Assistant Treasurer of such Person that shall comply with applicable provisions of this Indenture.

            "Ogden" means the solar evaporation facility located in Ogden, Utah, as defined for the purposes of the Company's consolidated financial statements for the year ended December 31, 2000.

            "Opinion of Counsel" means a written opinion from legal counsel (who may be counsel to the Company or the Guarantors) stating the matters required by Section 11.05 and delivered to the Trustee.

            "Other Indebtedness" has the meaning set forth in the third paragraph of Section 4.10.

            "Permitted Indebtedness" means, without duplication, each of the following:

                (1)    Indebtedness of the Company and its Restricted Subsidiaries outstanding on May 17, 2001, including any such Indebtedness held by the Company or any of its Restricted Subsidiaries; and including the 2008 Notes and the 2011 Notes issued on May 17, 2001 and any guarantees thereto;

                (2)    the Notes issued on the Issue Date, the Exchange Securities and any Note Guarantees with respect thereto;

                (3)    Indebtedness incurred by the Company or any of its Restricted Subsidiaries pursuant to the Credit Agreement in an aggregate principal amount not to exceed the greater of (x) $500.0 million at any time outstanding, less any repayments actually made thereunder with the Net Cash Proceeds of Asset Sales in accordance with Section 4.10, and (y) the sum of 85% of the book value of accounts receivable and 50% of the book value of inventory of the Company and its Restricted Subsidiaries, calculated on a consolidated basis and in accordance with GAAP, less the amount of Indebtedness incurred and outstanding pursuant to clause (14) below;

                (4)    (x) Interest Swap Obligations of the Company relating to (a) Indebtedness of the Company or any of its Restricted Subsidiaries or (b) Indebtedness that the Company or any of its Restricted Subsidiaries reasonably intends to incur within six months; and (y) Interest Swap Obligations of any Restricted Subsidiary of the Company relating to (a) Indebtedness of such Restricted Subsidiary or (b) Indebtedness that such Restricted Subsidiary reasonably intends to incur within six months; provided any such Interest Swap Obligations under clause (x) or (y) will constitute "Permitted Indebtedness" only if they are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness permitted under this Indenture to the extent the notional principal amount of such Interest Swap Obligations, when incurred, do not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate;

                (5)    Indebtedness by the Company or any of its Restricted Subsidiaries under Commodity Agreements and Currency Agreements; provided that (x) such agreements are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in the price of commodities actually at that time used in the ordinary course of business of the Company and its Restricted Subsidiaries, in the case of Commodity Agreements, and from fluctuations in currency exchange rates, in the case of Currency Agreements, and (y) in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                (6)    Indebtedness of a Restricted Subsidiary of the Company owed to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company (other than Liens granted under the Credit Agreement); provided that if any Person other than the Company or a Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than Liens granted under the Credit Agreement), the issuer of such Indebtedness shall be deemed to have incurred at such time Indebtedness not permitted by this clause (6);

                (7)    Indebtedness of the Company to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary, in each case subject to no Lien (other than Liens granted under the Credit Agreement); provided that (x) any Indebtedness of the Company to any Restricted Subsidiary (other than Indebtedness subject to Liens granted under the Credit Agreement) is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and (y) if any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness (other than Liens granted under the Credit Agreement), the Company shall be deemed to have incurred at such time Indebtedness not permitted by this clause (7);

                (8)    Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

                (9)    Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

                (10)    Refinancing Indebtedness incurred to Refinance Indebtedness (x) incurred pursuant to the Coverage Ratio Exception or pursuant to clause (2) above or this clause (10) or (y) referred to in clause (1) above;

                (11)    indemnification, adjustment of purchase price or similar obligations of the Company or any of its Restricted Subsidiaries, in each case, incurred in connection with the disposition of any assets of the Company or any of its Restricted Subsidiaries (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition); provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the net proceeds actually received by the Company and such Restricted Subsidiary from such disposition;

                (12)    obligations of the Company or any of its Restricted Subsidiaries in respect of performance bonds and completion, guarantee, surety and similar bonds in the ordinary course of business;

                (13)    Capitalized Lease Obligations and Purchase Money Indebtedness of the Company or any of its Restricted Subsidiaries, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed $50.0 million at any time outstanding;

                (14)    the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is not recourse (except for Standard Securitization Undertakings) to the Company or any of its Restricted Subsidiaries not to exceed $100 million at any time outstanding;

                (15)    Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

                (16)    industrial revenue bonds or similar tax-exempt Indebtedness of the Company or any of its Restricted Subsidiaries incurred to finance the construction or improvement of operations of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $50.0 million at any time outstanding;

                (17)    the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness incurred by the Company or any of its Restricted Subsidiaries that was permitted to be incurred by the Coverage Ratio Exception or another clause in this definition of "Permitted Indebtedness"; provided, that Section 4.16, to the extent applicable, has been complied with;

                (18)    Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $25.0 million at any time outstanding; and

                (19)    additional Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount not to exceed $50.0 million at any time outstanding.

            "Permitted Investments" means:

                (1)    Investments by the Company or any of its Restricted Subsidiaries in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or any of its Restricted Subsidiaries; provided that any Investment by the Company or any of its Restricted Subsidiaries (other than any Phosphates Entity) in any Phosphates Entity shall be in the form of Indebtedness, which shall increase the amount for which such Phosphates Entity is obligated under its Note Guarantee issued pursuant to Article X;

                (2)    Investments in the Company by any of its Restricted Subsidiaries; provided that any Indebtedness evidencing such Investment (other than Indebtedness subject to Liens granted under the Credit Agreement) is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations with respect to the Notes;

                (3)    investments in cash and Cash Equivalents;

                (4)    loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business;

                (5)    Investments in joint ventures not to exceed $25.0 million; provided that (a) such joint ventures do not have any Indebtedness for borrowed money at any time on or after the date of such Investment (other than Indebtedness owing to the equity holders of such joint ventures), (b) the documentation governing any such joint venture does not contain a restriction on distributions to the Company or any of its Subsidiaries, and (c) each such joint venture is engaged only in the businesses in which the Company and its Restricted Subsidiaries are engaged in on May 17, 2001and businesses similar, related or ancillary thereto;

                (6)    Investments in securities received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtors of the Company or its Restricted Subsidiaries;

                (7)    Investments received as consideration from an Asset Sale made in compliance with Section 4.10;

                (8)    Investments existing on May 17, 2001;

                (9)    any Investment by the Company or a wholly owned Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a purchase money note or an equity interest;

                (10)    any Indebtedness of the Company to any of its Subsidiaries incurred in connection with the purchase of accounts receivable and related assets by the Company from any such Subsidiary which assets are subsequently conveyed by the Company to a Securitization Entity in a Qualified Securitization Transaction;

                (11)    Investments in Interest Swap Obligations, Commodity Agreements and Currency Agreements of the type described in clauses (4) and (5) of the definition of "Permitted Indebtedness";

                (12)    any deemed Investment in all or a portion of the IMC Chemicals Business Unit occurring by operation of the last sentence of the definition of "Investment"; and

                (13)    additional Investments in an aggregate amount not to exceed $25.0 million at any time outstanding.

            "Permitted Liens" means, with respect to any Person:

                (1)    Liens existing as of August 1, 1998;

                (2)    Liens on assets of, or any Capital Stock of or secured debt of, any Person existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person is merged into the Company or any of its Restricted Subsidiaries;

                (3)    Liens in favor of the Company or any of its Restricted Subsidiaries;

                (4)    Liens in favor of governmental bodies to secure progress or advance payments;

                (5)    Liens securing industrial revenue or pollution control bonds;

                (6)    Liens on property to secure Indebtedness incurred for the purpose of (x) financing all or any part of the purchase price of such property incurred prior to, at the time of, or within 180 days after, the acquisition of such property or (y) financing all or any part of the cost of construction, improvement, development or expansion of any such property;

                (7)    statutory liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

                (8)    Liens on current assets of Restricted Subsidiaries securing Indebtedness of such Restricted Subsidiaries;

                (9)    any extensions, substitutions, replacements or renewals in whole or in part of a Lien (an "existing Lien") enumerated in clauses (1) through (8) above; provided that (x) the Lien may not extend beyond the assets or Indebtedness subject to the existing Lien and (y) improvements and construction on such assets and the Indebtedness secured by the Lien may not exceed the Indebtedness secured at the time by the existing Lien.

            "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture or a governmental agency or political subdivision thereof.

            "Phosphates Entities" means PLP; IMC Phosphates Company, a Delaware general partnership; IMC Phosphates MP Inc., a Delaware corporation; and their respective Subsidiaries.

            "Physical Notes" means certificated Notes in registered form in substantially the form set forth in Exhibit A.

            "PLP" means Phosphate Resource Partners Limited Partnership, a Delaware limited partnership.

            "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

            "Principal Property" means any manufacturing plant or warehouse owned or leased by the Company or any Subsidiary of the Company, whether owned or leased as of August 1, 1998 or thereafter, the gross book value of which exceeds 1% of Consolidated Net Worth, other than manufacturing plants and warehouses which the Board of Directors of the Company by resolution declares are not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety and which, when taken together with all other plants and warehouses as to which such a declaration has been so made, is so declared by the Board of Directors of the Company to be not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety.

            "Private Placement Legend" means the legend initially set forth on the Rule 144A Notes and Other Notes that are Restricted Notes in the form set forth in Exhibit B.

            "Pro Forma Cost Savings" means, with respect to any period ended on any Transaction Date, the reductions in costs with respect to the applicable Four Quarter Period that are directly attributable to any Investments, acquisitions, dispositions, mergers, consolidations or discontinued operations and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act.

            "Purchase Money Indebtedness" means Indebtedness of the Company or any of its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any assets to be used in the ordinary course of business by the Company or any of its Restricted Subsidiaries; provided, however, that (1) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall be incurred no later than 180 days after the acquisition of such assets or completion of such construction or improvement and (3) such Indebtedness shall not be secured by any assets of the Company or any of its Restricted Subsidiaries other than the assets so acquired and improvements thereon.

            "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

            "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

            "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company, any of its Restricted Subsidiaries or a Securitization Entity pursuant to which the Company or such Restricted Subsidiary or that Securitization Entity may, pursuant to customary terms, sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Securitization Entity or the Company or any of its Restricted Subsidiaries which subsequently transfers to a Securitization Entity (in the case of a transfer by the Company or such Restricted Subsidiary) and (2) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of the Company or any of its Restricted Subsidiaries which arose in the ordinary course of business of the Company and its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

            "Rating Agency" means each of (a) S&P and (b) Moody's.

            "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

            "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part.  "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means, with respect to any Indebtedness, Indebtedness incurred to Refinance such Indebtedness; provided that

                (1)    the aggregate principal amount of the Indebtedness so incurred does not exceed the sum of (a) the aggregate principal amount of the Indebtedness being Refinanced as of the date of such proposed Refinancing plus (b) the amount of premium, if any, that would be payable upon the redemption of the Indebtedness being Refinanced under the terms of the instrument governing the Indebtedness being Refinanced if such redemption occurred, whether or not such is the case, as of the date of such proposed Refinancing plus (c) the amount of reasonable expenses incurred by the Company in connection with such Refinancing;

                (2)    the Weighted Average Life to Maturity of the Indebtedness so incurred at the date of such proposed Refinancing is not less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced as of the date of such proposed Refinancing; and

                (3)    the final maturity of the Indebtedness so incurred is not earlier than the final maturity of the Indebtedness being Refinanced;

and provided further, that (x) if the Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate or junior to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced and (y) if the obligors on the Indebtedness being Refinanced include only the Company and/or one or more Guarantors, the obligors on the Refinancing Indebtedness thereof shall not include any Person other than the Company and/or one or more Guarantors.

            "Regulation S" means Regulation S promulgated under the Securities Act.

            "Responsible Officer" when used with respect to the Trustee, means an officer or assistant assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Restricted Note" has the same meaning as "Restricted Security" set forth in Rule 144(a)(3) promulgated under the Securities Act; provided, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

            "Restricted Payment" means to

                (1)    declare or pay any dividend or make any distribution on or in respect of the Company's Capital Stock to holders of such Capital Stock, other than dividends or distributions payable in Qualified Capital Stock of the Company,

                (2)    purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, options or other rights to purchase or acquire any Capital Stock of the Company,

                (3)    make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or the Note Guarantee of such Guarantor or

                (4)    make any Investment other than Permitted Investments.

            "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

            "Revocation" has the meaning set forth in Section 4.13.

            "Rule 144" means Rule 144 promulgated under the Securities Act.

            "Rule 144A" means Rule 144A promulgated under the Securities Act.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            "Sale and Leaseback Transaction" has the meaning set forth in Section 4.15(b).

            "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

            "Securitization Entity" means a wholly owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity

                (1)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by the Company or any Subsidiary of the Company (other than the Securitization Entity) (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (b) is recourse to or obligates the Company or any Subsidiary of the Company (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of the Company or any Subsidiary of the Company (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable (whether in the form of an equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by the Company or any Subsidiary of the Company,

                (2)    with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and

                (3)    to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

            "Significant Subsidiary" means any Restricted Subsidiary of the Company which, at the date of determination, is a "significant subsidiary" as such term is defined in Regulation S-X under the Exchange Act.

            "Specified Discontinued Businesses" means the IMC Chemicals Business Unit, the IMC Salt Business Unit and Ogden.

            "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in an accounts receivable securitization transaction.

            "Stated Maturity" when used with respect to any security or any installment of interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

            "Subsidiary" of any Person means (1) any Person of which more than 50% of the total voting power of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or other Person in which such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof has the power to control by contract or otherwise the board of directors or equivalent governing body or otherwise controls such entity.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03 hereof).

            "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

            "Unrestricted Subsidiary" of any Person means:

                (1)    for purposes of Section 4.15 and related definitions only (a) any Subsidiary of the Company that at the time of determination has been designated an "Unrestricted Subsidiary" under this Indenture by the Board of Directors in the manner provided below and (b) any Subsidiary of such an "Unrestricted Subsidiary"; the Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an "Unrestricted Subsidiary" for purposes of Section 4.15 and related definitions unless such Subsidiary owns any Capital Stock of, or owns or holds any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary so designated; provided, however, that (x) the Subsidiary to be so designated has total assets of $5,000 or less and (y) the following Subsidiaries may not be designated Unrestricted Subsidiaries:  IMC Global Operations Inc., a Delaware corporation; International Minerals & Chemical (Canada) Global Limited, a Canadian federal company; IMC Phosphates Company, a Delaware general partnership; and any intermediate holding company between any of the foregoing and the Company.  Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolutions giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions; and

                (2)    for all other purposes of this Indenture (a) any Subsidiary of such Person that at the time of determination has been designated an Unrestricted Subsidiary, and has not been redesignated a Restricted Subsidiary, in accordance with Section 4.13 and (b) any Subsidiary of such an Unrestricted Subsidiary.

            "U.S. Government Obligations" shall mean securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as full faith and credit obligation by the United States of America, that, in either case, are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligations held by such custodian for the account of the holder of a depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt for any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

            "Value" means an amount equal to the greater of the net proceeds of the sale or transfer of the property leased pursuant to a Sale and Leaseback Transaction, or the fair value as determined by the Board of Directors of the Company of the leased property at the time of entering into such Sale and Leaseback Transaction.

            "Voting Stock" means, with respect to any Person, Capital Stock of such Person entitling the holders thereof, under ordinary circumstances, to vote in the election of the Board of Directors of such Person.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                (1)    the then outstanding aggregate principal amount of such Indebtedness into

                (2)    the sum of the total of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

SECTION 1.02.    Incorporation by Reference of Trust Indenture Act.

            Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes.

            "indenture securityholder" means a Holder or Noteholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor on the indenture securities" means the Company, the Guarantors or any other obligor on the Notes.

            All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

SECTION 1.03.    Rules of Construction.

            Unless the context otherwise requires:

                (1)    a term has the meaning assigned to it herein, whether defined expressly or by reference;

                (2)    "or" is not exclusive;

                (3)    words in the singular include the plural, and in the plural include the singular;

                (4)    words used herein implying any gender shall apply to both genders;

                (5)    "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

                (6)    unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company;

                (7)    "$," "U.S. Dollars" and "United States Dollars" each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts; and

                (8)    whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.

ARTICLE  II

THE NOTES

SECTION 2.01    Amount of Notes.

            The Trustee shall initially authenticate Notes for original issue on the Issue Date in an aggregate principal amount of $400,000,000 upon a written order of the Company in the form of an Officers' Certificate of the Company (other than as provided in Section 2.08).  The Trustee shall authenticate Notes thereafter in unlimited amount (so long as permitted by the terms of this Indenture, including, without limitation, Section 4.08) for original issue upon a written order of the Company in the form of an Officers' Certificate in aggregate principal amount as specified in such order (other than as provided in Section 2.08).  Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

SECTION 2.02.    Form and Dating.

            The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject.  Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("Rule 144A Notes") shall bear the legend and include the form of assignment set forth in Exhibit B, Notes offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes") shall bear the legend and include the form of assignment set forth in Exhibit C, and Notes offered and sold to Institutional Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S ("Other Notes") may be represented by a Restricted Global Note or, if such an investor may not hold an interest in the Restricted Global Note, a Physical Note, in each case, bearing the Private Placement Legend.  Each Note shall be dated the date of its authentication.

            The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

            The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03.    Execution and Authentication.

            Two Officers shall sign, or one Officer shall sign and one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

            If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

            No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.  Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes.  Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.  Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

            The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.04.    Registrar and Paying Agent.

            The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), and an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company, if any, in respect of the Notes and this Indenture may be served.  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company may have one or more additional Paying Agents.  The term "Paying Agent" includes any additional Paying Agent.  Neither the Company nor any Affiliate thereof may act as Paying Agent.

            The Company shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee of the name and address of any such Agent.  If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

            The Company initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture.

SECTION 2.05.    Paying Agent To Hold Money in Trust.

            Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes or the Guarantors), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment.  Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder.  The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed.  Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06.    Noteholder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.

SECTION 2.07.    Transfer and Exchange.

            Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested.  Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing.  To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Notes (and the Guarantors shall execute the guarantee thereon) evidencing such transfer or exchange at the Registrar's request.  No service charge shall be made to the Noteholder for any registration of transfer or exchange.  The Company may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.10, 4.18 or 8.05 (in which events the Company shall be responsible for the payment of such taxes).  The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

            Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

            Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

            Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Company's compliance with or have any responsibility with respect to the Company's compliance with any Federal or state securities laws.

SECTION 2.08.    Replacement Notes.

            If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the guarantee thereon) if the Holder of such Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met.  If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Company, the Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced.  The Company may charge such Holder for the Company's reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Company for the Trustee's expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Note.  Every replacement Note shall constitute a contractual obligation of the Company.

SECTION 2.09.    Outstanding Notes.

            The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding.  Subject to Section 2.10, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

            If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

            If the Paying Agent holds, in its capacity as such, on any Maturity Date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10.    Treasury Notes.

            In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or any other Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officers' Certificate stating that such Notes are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11.    Temporary Notes.

            Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.  Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12.    Cancellation.

            The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) dispose of such canceled Notes in its customary manner.  The Company may not reissue or resell, or issue new Notes to replace, Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.13.    Defaulted Interest.

            If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date.  The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee.  At least 10 days before such special record date, the Company shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid.  The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14.    CUSIP Number.

            The Company in issuing the Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee of any such CUSIP number used by the Company in connection with the issuance of the Notes and of any change in the CUSIP number.

SECTION 2.15.    Deposit of Moneys.

            Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.  The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby.  The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

SECTION 2.16.    Book-Entry Provisions for Global Notes.

            (a)    Rule 144A Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Restricted Global Note").  Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Regulation S Global Note," and, together with the Restricted Global Note and any other global notes representing Notes, the "Global Notes").  The Global Notes shall bear legends as set forth in Exhibit D.  The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (or, in the case of the Regulation S Global Notes, of Euroclear Bank S.A. (or its successors) ("Euroclear") and Clearstream Bank, S.A.(or its successors) ("Clearstream")), (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B with respect to Restricted Global Notes and Exhibit C with respect to Regulation S Global Notes.

            Members of, or direct or indirect participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

            (b)    Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees.  Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17.  In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Note and the Company thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Physical Notes or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes.  In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

            (c)    In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

            (d)    In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

            (e)    Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Company determines otherwise in compliance with applicable law.

            (f)    On or prior to the 40th day after the later of the commencement of the offering of the Notes represented by the Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the "Restricted Period"), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person that the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an opinion of counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

            (g)    Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

            (h)    Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

            (i)    The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17.    Special Transfer Provisions.

            (a)    Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons.  The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                    (i)    the Registrar shall register the transfer of any Note constituting a Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after August 1, 2005 or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officers' Certificate or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; provided that in the case of any transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers' Certificate authorizing such transfer; and

                    (ii)    if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Registrar shall reflect on its books and records the date and an increase in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note transferred or the Company shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

            (b)    Transfers to QIBs.  The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

                    (i)    the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on such Holder's Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                    (ii)    if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

            (c)    Private Placement Legend.  Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend.  Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers' Certificate required by paragraph (a)(i)(y) of this Section 2.17, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Company to such effect.

            (d)    General.  By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

            The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.18    Computation of Interest.

            Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE III

REDEMPTION

SECTION 3.01    Election To Redeem; Notices to Trustee.

            If the Company elects to redeem Notes pursuant to any of the provisions of paragraph 5 of the Notes, at least 45 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 65 days before the Redemption Date, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in paragraph 5 of the Notes.  Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Noteholders pursuant to Section 3.03.

SECTION 3.02.    Selection by Trustee of Notes To Be Redeemed.

            In the event that fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, either on a pro rata basis or by lot, or such other method as the Trustee shall deem fair and appropriate.  The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.  The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000.  Notes and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 or whole multiples of $1,000.  For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.    Notice of Redemption.

            At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04 hereof.

            The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

            (1)    the Redemption Date;

            (2)    the redemption price and the amount of premium and accrued interest to be paid;

            (3)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

            (4)    the name and address of the Paying Agent;

            (5)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (6)    that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

            (7)    the provision of paragraph 5 of the Notes, as the case may be, pursuant to which the Notes called for redemption are being redeemed; and

            (8)    the aggregate principal amount of Notes that are being redeemed.

            At the Company's written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

SECTION 3.04.    Effect of Notice of Redemption.

            Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date.  Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date, provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

SECTION 3.05.    Deposit of Redemption Price.

            On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

            On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date.  If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

SECTION 3.06.    Notes Redeemed in Part.

            Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE IV

COVENANTS

SECTION 4.01.    Payment of Notes.

            The Company shall pay the principal of and interest (including all Additional Interest as provided in the Exchange and Registration Rights Agreement) on the Notes on the dates and in the manner provided in the Notes and this Indenture.  An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

            The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02.    Maintenance of Office or Agency.

            The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04.

SECTION 4.03.    Legal Existence.

            Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the material rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.04.    [Intentionally Omitted]

SECTION 4.05.    Waiver of Stay, Extension or Usury Laws.

            Each of the Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive any of the Company and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.06.    Compliance Certificate.

            The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action they are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company and the Guarantors are taking or propose to take with respect thereto.

            The Company will deliver to the Trustee, within 15 days after the occurrence thereof, an Officers' Certificate detailing any Default of which it is aware, its status and what action the Company is taking or proposes to take with respect to such Default.

            The Company's fiscal year currently ends on December 31.  The Company will provide written notice to the Trustee of any change in its fiscal year.

SECTION 4.07.    [Intentionally Omitted]

SECTION 4.08.    Limitation on Incurrence of Additional Indebtedness.

            The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness other than Permitted Indebtedness; provided, however, that if no Default has occurred and is continuing at the time of or would occur as a consequence of the incurrence of any such Indebtedness, the Company or any Guarantor may incur Indebtedness (including Acquired Indebtedness), and Restricted Subsidiaries which are not Guarantors may incur Acquired Indebtedness, in each case if, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is at least 2.0 to 1.0 (the "Coverage Ratio Exception").

            The Company will not, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to the Notes to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company.

            No Guarantor will, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of such Guarantor unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to the Note Guarantee of such Guarantor to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of such Guarantor.

            Notwithstanding any other provision in this Section 4.08, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.08 shall not be deemed to be exceeded as a result of fluctuations in the exchange rates of currencies.  For purposes of determining compliance with this Section 4.08:

            (a)    the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded; and

            (b)    in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (3) through (19) of the definition of "Permitted Indebtedness" or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.08 (provided that all outstanding Indebtedness under the Credit Agreement on May 17, 2001 shall be deemed to have been incurred pursuant to clause (3) of the definition of "Permitted Indebtedness") and may later reclassify such item into any one or more of the categories of Permitted Indebtedness described in clauses (3) through (19) of the definition of "Permitted Indebtedness" (provided that at the time of reclassification it meets the criteria in such category or categories).

            This Section 4.08 will not apply after the Fall-Away Event.

SECTION 4.09.    Limitation on Restricted Payments.

            The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment or immediately after giving effect thereto,

        (A)    a Default has occurred and is continuing;

        (B)    the Company is not able to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

        (C)    the aggregate amount of Restricted Payments made after May 17, 2001, including the fair market value as reasonably determined in good faith by the Board of Directors of the Company of non-cash amounts constituting Restricted Payments, shall exceed the sum of, without duplication,

                (1)    50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company from the beginning of the fiscal quarter in which May 17, 2001 occurred through the last day of the most recently ended fiscal quarter for which internal financial statements are available at the time of the Restricted Payment (treating such period as a single accounting period); plus

                (2)    100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to May 17, 2001 of Qualified Capital Stock of the Company; plus

                (3)    the amount by which Indebtedness of the Company or any of its Restricted Subsidiaries incurred after May 17, 2001 is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) of such Indebtedness into Qualified Capital Stock plus the net proceeds (including the fair market value of assets other than cash) received by the Company from the issuance and sale of convertible or exchangeable Disqualified Capital Stock that has been converted into or exchanged for Qualified Capital Stock (other than Disqualified Capital Stock sold to a Subsidiary of the Company), in each case, less the amount of any cash, or the fair market value of any other assets, distributed by the Company or any of its Restricted Subsidiaries upon such conversion or exchange;plus

                (4)    to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause (1) above, 100% of the aggregate net proceeds (including the fair market value of assets other than cash) received by the Company or any of its Restricted Subsidiaries upon the sale or other disposition of any Investment made by the Company and its Restricted Subsidiaries since May 17, 2001; provided, however, that the foregoing sum shall not exceed, in the case of any investee, the aggregate amount of Investments previously made (and treated as a Restricted Payment) by the Company or any of its Restricted Subsidiaries in such investee subsequent to May 17, 2001; plus

                (5)    to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause (1) above, an amount equal to the sum of (x) the net reduction in Investments in Unrestricted Subsidiaries of the Company resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any of its Restricted Subsidiaries from Unrestricted Subsidiaries of the Company, and (y) the fair market value of the net assets of an Unrestricted Subsidiary of the Company at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary multiplied by the Company's proportionate interest in such Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the aggregate amount of Investments previously made (and treated as a Restricted Payment) by the Company or any of its Restricted Subsidiaries in such Unrestricted Subsidiary subsequent to May 17, 2001.

            Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

        (1)    the payment of any dividend within 90 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

        (2)    the acquisition of any Capital Stock of the Company, either (A) solely in exchange for Qualified Capital Stock of the Company or (B) if no Default has occurred and is continuing, through the application of the net proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary of the Company) of Qualified Capital Stock of the Company;

        (3)    the acquisition of any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or the Note Guarantee of such Guarantor, as the case may be, either (A) solely in exchange for Qualified Capital Stock of the Company or Refinancing Indebtedness in respect of such Indebtedness, or (B) if no Default has occurred and is continuing, through the application of net proceeds of a substantially concurrent sale or incurrence for cash (other than to a Subsidiary of the Company) of (x) Qualified Capital Stock of the Company or (y) Refinancing Indebtedness in respect of such Indebtedness;

        (4)    if no Default has occurred and is continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Capital Stock) issued on or after May 17, 2001; provided that, at the time of such issuance, the Company, after giving effect to such issuance on a pro forma basis, would be able to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception;

        (5)    repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award; and

        (6)    additional Restricted Payments in an aggregate amount not to exceed $60.0 million since May 17, 2001.

            Issuances of Capital Stock pursuant to any clause in this paragraph shall not increase the amount available for Restricted Payments under clause (C) of the immediately preceding paragraph.

            Not later than the date of making any Restricted Payment pursuant to clause (C) of the second preceding paragraph, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed.

            This Section 4.09 will not apply after the Fall-Away Event.

SECTION 4.10.    Limitation on Asset Sales.

            The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

        (1)    the Company or the applicable Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets that are sold or otherwise disposed of, as reasonably determined in good faith by the Company's Board of Directors; and

        (2)    at least 75% of the consideration received by the Company or the applicable Restricted Subsidiary from the Asset Sale is in the form of cash or Cash Equivalents; provided that in the case of the sale of all of the IMC Salt Business Unit, in the alternative, up to 35% of the consideration received by the Company or the applicable Restricted Subsidiary in the sale may be in the form of Capital Stock of the Person that will hold the IMC Salt Business Unit and Ogden following the Asset Sale if the remainder is in the form of cash or Cash Equivalents; provided, further, that the requirement in this clause (2) shall not apply in the case of the sale of all or any part of the IMC Chemicals Business Unit.

            For the purposes of clause (2) above, the amount of any Indebtedness shown on the most recent applicable balance sheet of the Company or the applicable Restricted Subsidiary, other than Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee, that is assumed by the transferee of any such assets will be deemed to be cash.

            Additionally, the Company or such Restricted Subsidiary, as the case may be, must apply the Net Cash Proceeds from each Asset Sale to:

        (1)    repay Indebtedness under the Credit Agreement;

        (2)    repay (including by purchase) secured obligations;

        (3)    repay (including by purchase) any Indebtedness of any Restricted Subsidiary that is not a Guarantor;

        (4)    make an investment in or expenditures for assets (including Capital Stock of any entity) (a) that replace the assets that were the subject of the Asset Sale or (b) that will be used in the business of the Company and its Subsidiaries as existing on May 17, 2001 or in businesses reasonably related thereto ("Replacement Assets"); and/or

        (5)    in the case of Net Cash Proceeds from the sale of the IMC Chemicals Business Unit and/or the IMC Salt Business Unit only, repay (including by purchase) the Company's outstanding 6.55% notes due 2005 and/or 7.625% senior notes due 2005, or place into escrow funds that will be used solely to repay such notes.

            Any Net Cash Proceeds that the Company does not apply, or decides not to apply, in accordance with the preceding paragraph will constitute a "Net Proceeds Offer Amount."  The 366th day after an Asset Sale or any earlier date on which the Board of Directors of the Company determines not to apply the Net Cash Proceeds in accordance with the preceding paragraph is a "Net Proceeds Offer Trigger Date."  When the aggregate Net Proceeds Offer Amount is equal to or exceeds $25.0 million, the Company must make an offer to purchase (the "Net Proceeds Offer") on a date that is not less than 30 days nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from

        (a)    all Holders of Notes and

        (b)    all holders of other Indebtedness ("Other Indebtedness") that (x) is not, by its terms, expressly subordinated in right of payment to the Notes and (y) contains provisions requiring that an offer to purchase such Other Indebtedness be made with the proceeds from the Asset Sale, on a pro rata basis, the maximum principal amount of Notes and Other Indebtedness that may be purchased with the Net Proceeds Offer Amount.  The offer price for Notes in any Net Proceeds Offer will be equal to 100% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest on such Notes, if any, to the date of purchase.

            The following events will be deemed to constitute an Asset Sale and the Net Cash Proceeds from such Asset Sale must be applied in accordance with this Section 4.10:

        (1)    in the event any non-cash consideration received by the Company or any Restricted Subsidiary of the Company in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), or

        (2)    in the event of the transfer of substantially all, but not all, of the assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, and as a result thereof the Company is no longer an obligor on the Notes, the successor corporation shall be deemed to have sold the assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.10, and shall comply with the provisions of this Section 4.10 with respect to such deemed sale as if it were an Asset Sale.  In addition, the fair market value of such assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.10.

            Notwithstanding the provisions described in the immediately preceding paragraphs, the Company and its Restricted Subsidiaries may consummate an Asset Sale without complying with such provisions to the extent that (a) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets and (b) such Asset Sale is for fair market value.  Any cash consideration that does not constitute Replacement Assets that is received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted under this paragraph will constitute Net Cash Proceeds and will be subject to the provisions the preceding paragraphs.

            The Company shall mail a notice of a Net Proceeds Offer by first-class mail, postage prepaid, to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, containing all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

        (1)    that the Net Proceeds Offer is being made pursuant to this Section 4.10, that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes and Other Indebtedness tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select on a pro rata basis, the Notes and Other Indebtedness to be purchased (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, as applicable, or multiples thereof shall be purchased) and that the Net Proceeds Offer shall remain open for a period of 20 business days or such longer periods as may be required by law;

        (2)    the offer price (including the amount of accrued interest) and the Net Proceeds Offer date of payment ("Net Proceeds Offer Payment Date") (which shall be not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date and which shall be at least five business days after the Trustee receives notice thereof from the Company);

        (3)    that any Note not tendered will continue to accrue interest;

        (4)    that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

        (5)    that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender such Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the business day prior to the Net Proceeds Offer Payment Date;

        (6)    that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second business day prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of the Notes such Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

        (7)    that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Note surrendered; provided, however, that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

                (b)    On or before the Net Proceeds Offer Payment Date, the Company shall (a) accept for payment Notes or portions thereof (in integral multiples of $1,000) validly tendered pursuant to the Net Proceeds Offer, (b) deposit with the Paying Agent in accordance with Section 2.15 U.S. Dollars sufficient to pay the purchase price plus accrued and unpaid interest, if any, of all Notes to be purchased and (c) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company.  Upon receipt by the Paying Agent of the monies specified in clause (b) above and a copy of the Officers' Certificate specified in clause (c) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, out of the funds deposited with the Paying Agent in accordance with the preceding sentence.  The Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered.  Upon the payment of the purchase price for the Notes accepted for purchase, the Trustee shall return the Notes purchased to the Company for cancellation.  Any monies remaining after the purchase of Notes pursuant to a Net Proceeds Offer shall be returned within three business days by the Trustee to the Company except with respect to monies owed as obligations to the Trustee pursuant to Article VII.  For purposes of this Section 4.10, the Trustee shall act as the Paying Agent.

            To the extent the amount of Notes tendered pursuant to any Net Proceeds Offer is less than the amount of Net Cash Proceeds subject to such Net Proceeds Offer, the Company may use any remaining portion of such Net Cash Proceeds not required to fund the repurchase of tendered Notes for general corporate purposes and such Net Proceeds Offer Amount shall be reset to zero.

            The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.10 by virtue thereof.

            This Section 4.10 will not apply after the Fall-Away Event.

SECTION 4.11.    Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

            The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

        (A)    pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any of its Restricted Subsidiaries;

        (B)    make loans or advances or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries; or

        (C)    transfer any of its assets to the Company or any of its Restricted Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of:

        (1)    applicable laws, rules and regulations;

        (2)    any provision contained in this Indenture;

        (3)    customary provisions of any contract or lease (other than a capital lease or a lease in a sale and leaseback transaction) governing a leasehold interest of the Company or any of its Restricted Subsidiaries;

        (4)    any agreements existing at the time of acquisition of any Person or the assets of the Person so acquired (including agreements governing Acquired Indebtedness), which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets or Capital Stock of the Person so acquired;

        (5)    agreements existing on May 17, 2001 to the extent and in the manner such agreements are in effect on such date;

        (6)    restrictions imposed by any agreement to sell assets permitted under this Indenture relating to such assets pending the closing of such sale;

        (7)    Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity;

        (8)    Liens incurred in accordance with Section 4.15;

        (9)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

        (10)    the Credit Agreement as in effect on May 17, 2001;

        (11)    any restriction under an agreement governing Indebtedness of a Foreign Subsidiary incurred in compliance with Section 4.08;

        (12)    customary restrictions in Capitalized Lease Obligations, security agreements or mortgages securing Indebtedness of the Company or any of its Restricted Subsidiaries to the extent such restrictions restrict the transfer of the property subject to such Capitalized Lease Obligations, security agreements or mortgages;

        (13)    customary provisions in joint venture agreements and other similar agreements, in each case, relating solely to the respective joint venture or similar entity or the equity interests therein; provided that this clause (13) shall not affect the limitation in clause (5) of the definition of "Permitted Investments";

        (14)    contracts entered into in the ordinary course of business, not relating to Indebtedness, and that do not, individually or in the aggregate, detract from the value of assets of the Company or any of its Restricted Subsidiaries in any manner material to the Company or any of its Restricted Subsidiaries;

        (15)    purchase money obligations for property acquired in the ordinary course of business that impose encumbrances or restrictions on the ability of any Restricted Subsidiary of the Company to transfer the property so acquired to the Company or any of its other Restricted Subsidiaries; and

        (16)    an agreement governing Indebtedness incurred to Refinance the Indebtedness incurred pursuant to an agreement referred to in clause (2), (4), (5), (10) or (15) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are not materially less favorable to the Holders of Notes in the aggregate as reasonably determined by the Board of Directors of the Company in their good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (5), (10) or (15).

            In addition, the Company will use its commercially reasonable efforts, consistent with its contractual obligations and fiduciary duties to its joint ventures, not to permit any of its joint ventures that are not Restricted Subsidiaries of the Company to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction on the ability of such joint venture to:

        (A)    pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

        (B)    make loans or advances or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; or

        (C)    transfer any of its assets to the Company or any of its Restricted Subsidiaries,

except for those restrictions existing under or by reason of:

        (1)    such joint venture's joint venture agreement or its credit facility, or

        (2)    the restrictions described in clauses (1) through (16), as applicable, of the first sentence of this Section 4.11 (assuming that references therein to Restricted Subsidiary were references to such joint venture).

            This Section 4.11 will not apply after the Fall-Away Event.

SECTION 4.12.    Limitation on Transactions with Affiliates.

            The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions with, or for the benefit of, any of its Affiliates (each, an "Affiliate Transaction"), other than

            (a)    Affiliate Transactions described in the last paragraph of this Section 4.12; and

            (b)    Affiliate Transactions on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those terms that would reasonably have been obtained at that time in a comparable transaction by the Company or the relevant Restricted Subsidiary and an unrelated Person.

            The Board of Directors of the Company must approve each Affiliate Transaction that involves aggregate payments or other assets with a fair market value in excess of $15.0 million.  This approval must be evidenced by a board resolution that states that such board has determined that the transaction complies with the foregoing provisions.

            If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction that involves aggregate payments or other assets with a fair market value in excess of $30.0 million, then prior to the consummation of that Affiliate Transaction, the Company must obtain a favorable opinion from an Independent Financial Advisor as to the fairness of that Affiliate Transaction to the Holders of Notes from a financial point of view, and deliver that opinion to the Trustee.

            The restrictions described in the preceding paragraphs of this Section 4.12 do not apply to:

        (1)    reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries as reasonably determined in good faith by the Company's Board of Directors or senior management;

        (2)    transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by any provision contained in this Indenture;

        (3)    any agreement in effect on May 17, 2001 as in effect on the such date or as thereafter amended in a manner not materially less favorable to the Holders of Notes in the aggregate;

        (4)    Permitted Investments and Restricted Payments made in compliance with Section 4.09 of this Indenture; and

        (5)    transactions between any of the Company or any of its Subsidiaries and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by this Indenture.

            This Section 4.12 will not apply after the Fall-Away Event.

SECTION 4.13.    Limitation on Designations of Unrestricted Subsidiaries.

            At any time prior to the Fall-Away Event, the Board of Directors of the Company may designate (a "Designation") any Restricted Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary of the Company, so long as such Designation would not cause a Default.

            For purposes of making the determination of whether such Designation would cause a Default, the portion of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries (excluding Permitted Investments) in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, shall be deemed to be a Restricted Payment.  Such Designation will only be permitted if such Restricted Payment would be permitted at such time.

            The Board of Directors of the Company may revoke any Designation of a Subsidiary of the Company as an Unrestricted Subsidiary (a "Revocation"); provided that:

            (a)    no Default has occurred and is continuing at the time of or after giving effect to such Revocation; and

            (b)    all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such Revocation would, if incurred at such time, have been permitted to be incurred (and shall be deemed to have been incurred) for all purposes of this Indenture.

            Any such Designation or Revocation by the Board of Directors of the Company after the Issue Date shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such Designation or Revocation and an Officers' Certificate certifying that such Designation or Revocation complied with the foregoing provisions.

            This Section 4.13 will not apply after the Fall-Away Event.

SECTION 4.14.    Conduct of Business.

            The Company and its Restricted Subsidiaries (other than a Securitization Entity) will not engage in any businesses that are not the same, similar, related or ancillary to the businesses in which the Company and its Restricted Subsidiaries are engaged on May 17, 2001, except to the extent that after engaging in any new business, the Company and its Restricted Subsidiaries, taken as a whole, remain substantially engaged in similar lines of business as are conducted by them on May 17, 2001.

            This Section 4.14 will not apply after the Fall-Away Event.

SECTION 4.15.    Limitations on Liens and Sale and Leaseback Transactions.

            (a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, incur any Liens of any kind other than Permitted Liens upon any Principal Property or any shares of stock or debt of any Restricted Subsidiary owned as of May 17, 2001 or thereafter acquired, unless all payments due under the Notes are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien.

            (b)    The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property, except for temporary leases for a term, including any renewal, of not more than five years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, which Principal Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person (hereinafter, a "Sale and Leaseback Transaction"), unless either

        (1)    the Company or such Restricted Subsidiary would be entitled, in accordance with clause (a) (other than by operation of clause (c)), to incur Indebtedness secured by a Lien on such property without equally and ratably securing the Notes or

        (2)    the Company within 180 days after the effective date of the Sale and Leaseback Transaction applies an amount equal to the Value of such transaction to the voluntary retirement of its Funded Debt.

            (c)    Notwithstanding clauses (a) and (b), the Company and its Restricted Subsidiaries may incur Indebtedness which would otherwise be subject to the limitation of clause (a) without securing the Notes, or enter into a Sale and Leaseback Transaction which would otherwise be subject to the limitation of clause (b) without retiring Funded Debt, or enter into a combination of such transactions, if the sum of

        (x)    the principal amount of all such Indebtedness incurred after August 1, 1998 and which would otherwise be or have been prohibited by the limitations of clauses (a) and (b) plus

        (y)    the aggregate Value of all such Sale and Leaseback Transactions after August 1, 1998 does not at any such time exceed 10% of the consolidated total assets of the Company and its consolidated Subsidiaries as shown on the most recent audited consolidated balance sheet contained in the latest annual report to the stockholders of the Company.

SECTION 4.16.    Limitation on Guarantees by Restricted Subsidiaries.

            The Company will not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee any Indebtedness of the Company ("Guaranteed Indebtedness"), unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture pursuant to which such Restricted Subsidiary guarantees, jointly and severally with all other Guarantors, on the same basis as such Guaranteed Indebtedness is guaranteed, all of the Company's obligations with respect to the Notes.  If the Guaranteed Indebtedness is (x) pari passu with the Notes, then the guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Note Guarantee or (y) subordinated to the Notes, then the guarantee of such Guaranteed Indebtedness shall be subordinated to the Note Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.  The Company shall deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and, subject to customary exceptions, constitutes a valid and legally binding and enforceable obligation of such Restricted Subsidiary.

SECTION 4.17.    Reports to Holders.

            Whether or not required by the Commission, so long as any Notes are outstanding, the Company must furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations, and make available to securities analysts and potential investors upon request:

        (1)    all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

        (2)    all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

            In addition, whether or not required by the Commission, the Company will file a copy of all the information and reports referred to above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to security analysts and prospective investors upon request after such filing.

            If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

SECTION 4.18.    Repurchase at the Option of Holders upon Change of Control.

            If a Change of Control occurs, each Holder of Notes will have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to the offer described below (the "Change of Control Offer").  In the Change of Control Offer, the Company will offer a payment (the "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of the Notes purchased plus accrued and unpaid interest on such Notes, if any, to the date of purchase (the "Change of Control Payment Date").

            Within 30 days following the date on which a Change of Control occurs, the Company shall send, by first-class mail, postage prepaid, a notice to each Holder of Notes at its last registered address and the Trustee, which notice shall govern the terms of the Change of Control Offer.  The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer.  Such notice shall state:

        (1)    that the Change of Control Offer is being made pursuant to this Section 4.18 and that all Notes validly tendered and not withdrawn will be accepted for payment;

        (2)    the Change of Control Payment and the Change of Control Payment Date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law);

        (3)    that any Note not tendered will continue to accrue interest;

        (4)    that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

        (5)    that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent and Registrar for the Notes at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

        (6)    that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

        (7)    that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof; and

        (8)    the circumstances and relevant facts regarding such Change of Control.

            The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable to the purchase of the Notes as a result of a Change of Control.

            On the Change of Control Payment Date, the Company will, to the extent lawful:  (x) accept for payment all Notes or portions of Notes properly tendered in the Change of Control Offer; (y) deposit with the Paying Agent an amount equal to the Change of Control Payment for all Notes or portions of Notes tendered; and (z) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

            The Paying Agent will promptly mail to each Holder of Notes tendered the Change of Control Payment for them, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.  Each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000.

            Except as described in this Section 4.18, this Indenture does not contain provisions that permit the Holders of Notes to require that the Company purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

            The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

            Notwithstanding the foregoing, the Company will not be required to make a Change of Control Offer, as provided above, if, in connection with or in contemplation of any Change of Control, it has made an offer to purchase (an "Alternate Offer") any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer.

            This Section 4.18 will not apply after the Fall-Away Event.

SECTION 4.19.    Termination of Certain Covenants in Event of Investment Grade Rating.

            After the Fall-Away Event, the provisions of Sections 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.18 and 5.01(a)(3) will not apply.  In addition, the Note Guarantee of each Restricted Subsidiary will be automatically and unconditionally released and discharged upon the occurrence of the Fall-Away Event, but only if such Restricted Subsidiary (x) is released from all of its guarantees of the Company's obligations, including its Credit Agreement Guarantee (other than as a result of payment under any such guarantee) and (y) is not otherwise an obligor under the Credit Agreement.

            The "Fall-Away Event" shall be deemed to have occurred when:

            (1)    the Notes have Investment Grade Ratings from both Rating Agencies;

            (2)    no Default has occurred and is continuing; and

            (3)    the Company has delivered an Officers' Certificate to the Trustee certifying that the conditions set forth in clauses (1) and (2) above are satisfied.

ARTICLE V

SUCCESSOR CORPORATION

SECTION 4.19.    Merger, Consolidation and Sale of Assets.

            (a)    The Company will not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Company is the surviving Person), or sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), in one or more related transactions, to another Person, unless:

        (1)    either (x) the Company is the surviving Person or (y) the Person (the "Surviving Person") formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes all of the obligations of the Company under (i) the Notes and this Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee and (ii) the Exchange and Registration Rights Agreement pursuant to a joinder agreement thereto;

        (2)    immediately after such transaction no Default exists (including, without limitation, after giving effect to any Indebtedness incurred or Liens incurred or granted in connection with such transaction); and

        (3)    the Company or the Surviving Person, as the case may be, (x) will have a Consolidated Net Worth immediately after the transaction equal to at least 90% of the Consolidated Net Worth of the Company immediately preceding the transaction and (y) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; provided that this clause (3) shall not apply after the Fall-Away Event.

            (b)    The Company will not cause or permit any Guarantor, directly or indirectly, to consolidate or merge with or into another Person (whether or not such Guarantor is the surviving Person) unless:

        (1)    either (x) such Guarantor is the surviving Person or (y) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) expressly assumes all of the obligations of such Guarantor under (i) its Note Guarantee and this Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee and (ii) the Exchange and Registration Rights Agreement pursuant to a joinder agreement thereto; and

        (2)    immediately after such transaction no Default exists (including, without limitation, after giving effect to any Indebtedness incurred or Liens incurred or granted in connection with such transaction).

            The requirements of this clause (b) shall not apply to (x) a consolidation or merger of any Guarantor with or into the Company or any other Guarantor so long as the Company or a Guarantor survives the consolidation or merger or (y) the sale by consolidation or merger of such Guarantor, which sale, if prior to the Fall-Away Event, is covered by and complies with Section 4.10.

            (c)    The Company will deliver to the Trustee prior to the consummation of each proposed transaction an Officers' Certificate that the conditions set forth above are satisfied and an Opinion of Counsel that the proposed transaction and the supplemental indenture, if any, comply with this Indenture.

SECTION 5.02.    Successor Person Substituted.

            Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company or any Restricted Subsidiary in accordance with Section 5.01 above, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Restricted Subsidiary under this Indenture with the same effect as if such successor corporation had been named as the Company or such Restricted Subsidiary herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01.    Events of Default.

            "Event of Default" is defined for all purposes of this Indenture and with respect to the Notes as any one of the following events (whatever the reason for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (1)    the Company defaults in the payment of any installment of interest on any Note when and as the same becomes due and payable and such failure continues for a period of 30 days;

        (2)    the Company defaults in the payment of the principal of any Note when and as the same becomes due and payable at maturity, upon redemption or otherwise;

        (3)    the Company fails to perform or observe any of its other covenants, conditions or agreements in this Indenture or in the Notes (other than a covenant, condition or agreement a default in whose performance or whose breach is elsewhere in this Article VI specifically dealt with), and such failure continues for a period of 60 days after the date on which written notice of such Default has been given to the Company by the Trustee or to the Company and to the Trustee by the Holders of not less than 25% of the principal amount of the Notes then outstanding under this Indenture;

        (4)    the Company or any of its Subsidiaries defaults under any agreement governing its Indebtedness (other than Notes), if that default:

            (a)    is caused by the failure to pay at final maturity the principal amount of such Indebtedness after giving effect to any applicable grace periods; or

            (b)    results in the acceleration of the final stated maturity of such Indebtedness (including upon any event of the type described in clause (6) or (7) below);

            and in each case, the aggregate principal amount of such Indebtedness unpaid or accelerated equals or exceeds $25.0 million and has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such final maturity or acceleration;

        (5)    the Company or any of its Restricted Subsidiaries fails to pay or otherwise cause to be discharged or stayed one or more judgments in an aggregate amount exceeding $25.0 million, which are not covered by indemnities or third party insurance as to which the Person giving such indemnity or such insurer has not disclaimed coverage, for a period of 60 days after such judgments become final and non-appealable;

        (6)    a court having jurisdiction in the premises enters (x) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (y) a decree or order adjudging the Company or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period 90 consecutive days;

        (7)(a)    the Company or any of its Significant Subsidiaries commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent; or

            (b)    the Company or any of its Significant Subsidiaries consents to the entry of a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any of its Significant Subsidiaries; or

            (c)    the Company or any of its Significant Subsidiaries files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law; or

            (d)    the Company or any of its Significant Subsidiaries consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or of any substantial part of their property; or

            (e)    the Company or any of its Significant Subsidiaries makes an assignment for the benefit of creditors; or

            (f)    the Company or any of its Significant Subsidiaries admits in writing its inability to pay its debts generally as they become due; or

            (g)    the Company or any of its Significant Subsidiaries takes corporate action in furtherance of any such action; or

        (8)    the Note Guarantee of any Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or is found invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee).

SECTION 6.02.    Acceleration of Maturity; Rescission.

            If an Event of Default specified in clause (6) or (7) of Section 6.01 occurs and is continuing with respect to the Company or any of its Significant Subsidiaries that is a Guarantor, then the principal of and any accrued and unpaid interest on all of the Notes shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Noteholder.  If any other Events of Default with respect to any Notes at the time outstanding occurs and is continuing, then, and in each and every such case, either the Trustee, by notice in writing to the Company, or the Holders of not less than 25% of the principal amount of the Notes then outstanding, by notice in writing to the Company and the Trustee, may declare due and payable, if not already due and payable, the principal of and any accrued and unpaid interest on all of the Notes; and upon any such declaration all such amounts upon such Notes shall become and be immediately due and payable, anything in this Indenture or in the Notes to the contrary notwithstanding.

            At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes, on behalf of all Holders of Notes, may rescind and cancel such declaration and its consequences (a) if the rescission would not conflict with any judgment or decree, (b) if all existing Events of Default with respect to Notes have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (d) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances, and (e) in the event of the cure or waiver of an Event of Default of the type described in clause (6) or (7) of Section 6.01, the Trustee has received an Officers' Certificate and an opinion of counsel that such Event of Default has been cured or waived.

            No such rescission will affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.    Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.  Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Company.

SECTION 6.04    Waiver of Past Defaults and Events of Default.

            Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of Notes at the time outstanding may on behalf of the Holders of all the Notes waive any past Default with respect to such Notes and its consequences by providing written notice thereof to the Company and the Trustee, except a Default (1) in the payment of interest on or the principal of any Note or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.  In the case of any such waiver, the Company, the Trustee and the Holders of the Notes will be restored to their former positions and rights under this Indenture, respectively; provided, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05.    Control by Majority.

            The Holders of a majority in principal amount of Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any power or trust conferred upon the Trustee under this Indenture with respect to the Notes; provided, however, that subject to the provisions of this Indenture, the Trustee shall have the right to decline to follow any such direction if the Trustee, advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall by responsible officers determine that the action or proceeding so directed would involve the Trustee in liability or that the Trustee is not satisfactorily indemnified from the costs thereof.

SECTION 6.06.    Limitation on Suits.

            No Holder of any Note will have the right to pursue a remedy with respect to this Indenture or the Notes unless (a) such Holder gives to the Trustee notice of a continuing Event of Default with respect to the Notes, (b) the Holders of at least 25% in principal amount of Notes make a request to the Trustee to pursue the remedy and such Holders offer to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against any loss, liability or expense, (c) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity and (d) the Holders of a majority in principal amount of Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

            A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

SECTION 6.07.    No Personal Liability of Directors, Officers, Employees and Stockholders.

            No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Note Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes and Note Guarantees by accepting a Note and a Note Guarantee waives and releases all such liabilities.  The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

SECTION 6.08.    Rights of Holders To Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and interest on the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of the Holder.

SECTION 6.09.    Collection Suit by Trustee.

            If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.10.    Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof) and the Noteholders allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

SECTION 6.11.    Priorities.

            If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

            FIRST:  to the Trustee for amounts due under Section 7.07 hereof;

            SECOND:  to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Additional Interest, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

            THIRD:  to the Company or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

            The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.11.

SECTION 6.12.    Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 6.08 hereof or a suit by Noteholders of more than 10% in principal amount of the Notes then outstanding.

ARTICLE VII

TRUSTEE

SECTION 7.01.    Duties of Trustee.

            (a)    If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the same circumstances in the conduct of his or her own affairs.

            The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

            (b)    Except during the continuance of an Event of Default:

            (1)    The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

            (2)    In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).  Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate, subject to the requirement in the preceding sentence, if applicable.

            (c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1)    This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

            (2)    The Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3)    The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof.

            (4)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

            (d)    Whether or not therein expressly so provided, paragraphs (a), (b), (c) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

            (e)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            (f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Guarantor.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

SECTION 7.02.    Rights of Trustee.

            Subject to Section 7.01 hereof:

            (1)    The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

            (2)    Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05 hereof.  The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            (3)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

            (4)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute gross negligence or bad faith.

            (5)    The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (6)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

SECTION 7.03.    Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the either of the Company or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.    Trustee's Disclaimer.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Note Guarantee, it shall not be accountable for the Company's or any Guarantor's use of the proceeds from the sale of Notes or any money paid to the Company or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, Note Guarantee or this Indenture other than its certificate of authentication.

SECTION 7.05.    Notice of Defaults.

            If a Default occurs and is continuing and if it is known to the Trustee, the Trustee will give to each Noteholder a notice of the Default within 90 days after it occurs in the manner and to the extent provided in the TIA and otherwise as provided in this Indenture.  Except in the case of a Default in payment of the principal of or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture), the Trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of Noteholders.

SECTION 7.06    Reports by Trustee to Holders.

            If required by TIA Section 313(a), within 60 days after June 1 of any year, commencing 2004 the Trustee shall mail to each Noteholder a brief report dated as of such date that complies with TIA Section 313(a).  The Trustee also shall comply with TIA Section 313(b)(2).  The Trustee shall also transmit by mail all reports as required by TIA Section 313(c) and TIA Section 313(d).

            Reports pursuant to this Section 7.06 shall be transmitted by mail:

            (1)    to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar's books; and

            (2)    to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

            A copy of each report at the time of its mailing to Noteholders shall be filed with the Commission and each stock exchange on which the Notes are listed.  The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

SECTION 7.07.    Compensation and Indemnity.

            The Company and the Guarantors shall pay to the Trustee and Agents from time to time reasonable compensation for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).  The Company and the Guarantors shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Company and the Guarantors, jointly and severally, shall fully indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys' fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs).  The Trustee or Agent shall notify the Company and the Guarantors in writing promptly of any claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee or Agent for which it may seek indemnity; however, the failure by the Trustee or Agent to so notify the Company and the Guarantors shall not relieve the Company and Guarantors of their obligations hereunder except to the extent the Company and the Guarantors are actually prejudiced thereby.

            Notwithstanding the foregoing, the Company and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability determined by a court of competent jurisdiction to have been incurred by the Trustee through its own negligence or bad faith.

            To secure the payment obligations of the Company and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes.

            The obligations of the Company and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Company and each of the Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

            For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to this Article VII.

SECTION 7.08.    Replacement of Trustee.

            The Trustee may resign by so notifying the Company and the Guarantors in writing.  The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Company and the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent, which consent shall not be unreasonably withheld.  The Company may remove the Trustee at its election if:

            (1)    the Trustee fails to comply with Section 7.10 hereof;

            (2)    the Trustee is adjudged a bankrupt or an insolvent;

            (3)    a receiver or other public officer takes charge of the Trustee or its property; or

            (4)    the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Noteholder.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.    Successor Trustee by Consolidation, Merger, etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article VII.

SECTION 7.10.    Eligibility; Disqualification.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (2) in every respect.  The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $100,000,000 as set forth in the most recent applicable published annual report of condition.  The Trustee shall comply with TIA Section 310(b), including the provision in Section 310(b)(1).

SECTION 7.11.    Preferential Collection of Claims Against Company.

            The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311 (b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12.    Paying Agents.

            The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

            (A)    that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

            (B)    that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

            (C)    that it will give the Trustee written notice within three (3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

ARTICLE VIII

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01.    Without Consent of Noteholders.

            The Company, when authorized by a board resolution, and the Trustee may enter into an indenture or indentures supplemental hereto to amend this Indenture or the Notes without prior notice to or the consent of any Noteholder:

            (1)    to cure any ambiguity, omission, defect or inconsistency;

            (2)    to comply with the provisions set forth in Article V;

            (3)    to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA as then in effect;

            (4)    to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated Notes are described in Section 163(f)(2) of such Code;

            (5)    to make any change that does not materially adversely affect the legal rights of any Noteholder under this Indenture as then in effect;

            (6)    to secure the Notes and to make intercreditor arrangements with respect to any such security, unless the incurrence of such obligations or the security thereof is prohibited by this Indenture;

            (7)    to evidence or to provide for a replacement Trustee; or

            (8)    to add to the covenants and agreements of the Company or the Guarantors for the benefit of all of the Holders of all of the Notes and to surrender any right or power herein reserved to the Company or the Guarantors.

SECTION 8.02.    With Consent of Noteholders.

            The Company, when authorized by a board resolution, and the Trustee may enter into one or more supplemental indentures to amend this Indenture or the Notes with the written consent of the Holders of a majority of the principal amount of the then outstanding Notes.  The Holders of a majority in principal amount of the then outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without prior notice to any other Noteholder.

            Notwithstanding the preceding paragraph, without the consent of each Noteholder affected, an amendment or waiver may not:

            (1)    reduce the amount of Notes whose Holders must consent to an amendment or waiver;

            (2)    reduce the rate of or change the time for payment of interest, including default interest, on any Note;

            (3)    reduce the principal of or change the Stated Maturity of any Note or alter the provisions with respect to redemption;

            (4)    make any Note payable in currency other than that stated in the Note;

            (5)    make any change in this Section 8.02;

            (6)    make any change in this Indenture that adversely affects the ranking of the Notes or any Note Guarantee;

            (7)    make any change in provisions of this Indenture relating to the rights of Holders of Notes to receive payment of principal of and interest on the Notes or permitting Holders of a majority in principal amount of Notes to waive Defaults;

            (8)    after the obligation has arisen to make a Change of Control Offer or a Net Proceeds Offer, amend, change or modify in any material respect the obligation of the Company to make and complete such Change of Control Offer or make and complete such Net Proceeds Offer; or

            (9)    release any Guarantor that is a Significant Subsidiary from its Note Guarantee other than pursuant to the provisions of Section 10.05.

            It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under Section 8.01 or this Section 8.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

            Upon the written request of the Company accompanied by a board resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Noteholders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

SECTION 8.03.    Compliance with Trust Indenture Act.

            Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 8.04.    Revocation and Effect of Consents.

            Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefore or in place thereof, even if notation of the consent is not made on any such Note.  Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to consent to any amendment, supplement, or waiver.  If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Noteholders after such record date.  No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Noteholders has been obtained.

            After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02 hereof.  In that case the amendment, supplement, waiver or other action shall bind each Noteholder who has consented to it and every subsequent Noteholder or portion of a Note that evidences the same debt as the consenting Holder's Note.

SECTION 8.05.    Notation on or Exchange of Notes.

            If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Note (in accordance with the specific written direction of the Company) to deliver it to the Trustee.  In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Noteholder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, the Guarantors shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06.    Trustee To Sign Amendments, etc.

            The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article VIII if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee.  If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver.  In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Company and Guarantors, enforceable against the Company and Guarantors in accordance with its terms (subject to customary exceptions).

ARTICLE IX

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.    Discharge of Indenture.

            Upon the request of the Company, this Indenture will cease to be of further effect with respect to the Notes and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Notes and this Indenture and the Note Guarantees with respect to the Notes when:

        (1)    either:

                (a)    all the Notes theretofore authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes that have been subject to defeasance pursuant to Section 9.02 or 9.03) have been delivered to the Trustee for cancellation; or

                (b)    all Notes not theretofore delivered to the Trustee for cancellation:

                        (i)    have become due and payable;

                        (ii)    will become due and payable at maturity within one year; or

                        (iii)    are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest on the Notes to the date of such deposit (in case of Notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

        (2)    the Company has paid or caused to be paid all sums payable under this Indenture by the Company; and

        (3)    the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of the Notes and this Indenture and the Note Guarantees with respect to the Notes have been complied with.

            After such delivery, the Trustee upon Company Request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Notes, the Note Guarantees and this Indenture except for those surviving obligations specified below.

            Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 7.07, 9.05 and 9.06 hereof shall survive such satisfaction and discharge.

SECTION 9.02.    Legal Defeasance.

            The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes on a date the conditions set forth in Section 9.04 hereof are satisfied (hereinafter, "Legal Defeasance").  For this purpose, such Legal Defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 9.06 hereof, execute instruments in form and substance reasonably satisfactory to the Trustee and Company acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:  (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2,07, 2.08, 2.11, 4.02, 4.03 and 4.05, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and the Company's obligations in connection therewith and (D) this Article IX.

            Subject to compliance with this Article IX, the Company may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

SECTION 9.03.    Covenant Defeasance.

            The Company may, at its option and at any time, elect to have its obligations under Sections 4.03 (other than as it relates to legal existence of the Company), 4.08 through 4.16, 4.17 (except for obligations mandated by the TIA) and 4.18 and clause (a)(3) of Section 5.01 released with respect to the outstanding Notes on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, "Covenant Defeasance").  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may fail to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Company's exercise of the option in this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, Sections 6.01(3), (4), (5) and (8) hereof shall not constitute Events of Default.

            Notwithstanding any discharge or release of any obligations under this Indenture pursuant to Section 9.02 or this Section 9.03, the Company's obligations in Sections 2.04, 2.06, 2.07, 2.08, 7.07, 9,05, 9.06 and 9.08 shall survive until such time as the Notes have been paid in full.  Thereafter, the Company's obligations in Sections 7.07, 9.05 and 9.08 shall survive.

SECTION 9.04.    Conditions to Defeasance or Covenant Defeasance.

            The following shall be the conditions to application of Section 9.02 or Section 9.03 hereof to the outstanding Notes:

            (a)    (1) the Company has irrevocably deposited or caused to be deposited in trust for the benefit of the Noteholders with the Trustee or a Paying Agent or a trustee satisfactory to the Trustee and the Company, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee and any such Paying Agent, (x) money or Eligible Obligations in an amount sufficient, or (y) U.S. Government Obligations that shall be payable as to principal and interest in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (without consideration of any reinvestment of such interest), or (z) any combination thereof in an amount sufficient to pay the principal of and interest on the outstanding Notes on the dates such installments are due to redemption or Stated Maturity, (2) the trustee of the irrevocable trust has been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations or Eligible Obligations to the Trustee and (3) the Trustee or Paying Agent shall have been irrevocably instructed in writing to apply the deposited money and the proceeds from U.S. Government Obligations or Eligible Obligations in accordance with the terms of this Indenture and the terms of the Notes to the payment of principal of and interest on the Notes;

            (b)    the deposit described in clause (a) above will not result in a breach or violation of, or constitute a Default under, any other agreement or instrument to which the Company is a party or by which it is bound;

            (c)    no Default has occurred and is continuing (1) as of the date of such deposit or (2) insofar as clause (6) or (7) of Section 6.01 is concerned at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that the condition in this clause (2) is a condition subsequent and will not be deemed satisfied until the expiration of such period);

            (d)    the Company has paid or caused to be paid all sums currently due and payable by the Company under this Indenture and under the Notes;

            (e)    such defeasance shall not cause or permit any Notes then listed on any national securities exchange to be delisted;

            (f)    the Company has delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for in this Indenture relating to the termination by the Company of its obligations have been complied with;

            (g)    in the case of an election under Section 9.02, the Company has delivered to the Trustee either (1) a ruling received from the Internal Revenue Service ("IRS"), or (2) an opinion of recognized counsel who is not an employee of the Company, to the effect that, in the case of an opinion, since the date of this Indenture, there has been a change in the applicable federal income tax law, and, in the case of either a ruling or an opinion, that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its legal defeasance option and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such legal defeasance option had not been exercised; and

            (h)    in the case of an election under Section 9.03, the Company has delivered to the Trustee either (1) a ruling received from the IRS or (2) an opinion of recognized counsel who is not an employee of the Company to the effect that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its covenant defeasance option under this paragraph and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance option had not been exercised.

SECTION 9.05.    Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

            All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article IX to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a Company Request any money or U.S. Government Obligations held by it as provided in Section 9.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06.    Reinstatement.

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Guarantor's obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article IX until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01 hereof; provided that if the Company or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 9.07.    Moneys Held by Paying Agent.

            In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.04 hereof, to the Company upon an Company Request (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.08.    Moneys Held by Trustee.

            Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Guarantors) upon a Company Request, or if such moneys are then held by the Company or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Guarantors, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company.  After payment to the Company or the Guarantors or the release of any money held in trust by the Company or any Guarantors, as the case may be, Noteholders entitled to the money must look only to the Company and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE X

GUARANTEE OF NOTES

SECTION 10.01.    Note Guarantee.

            Subject to the provisions of this Article X, the Guarantors, by execution of this Indenture, jointly and severally, guarantee to each Holder (i) the due and punctual payment of the principal of and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Note, this Indenture and the Exchange and Registration Rights Agreement, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise.  Each Guarantor, by execution of this Indenture, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note, this Indenture or the Exchange and Registration Rights Agreement, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

            Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Note Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon.  Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Note Guarantee.

            The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of any Holder under the Note Guarantees.

SECTION 10.02.    Execution and Delivery of Note Guarantee.

            To further evidence the Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee, substantially in the form included in Exhibit G hereto, shall be endorsed on each Note authenticated and delivered by the Trustee and such Note Guarantee shall be executed by either manual or facsimile signature of an officer or an officer of a general partner, as the case may be, of each Guarantor.  The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

            Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

            If an officer of a Guarantor whose signature is on this Indenture or a Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Note Guarantee is endorsed or at any time thereafter, such Guarantor's Note Guarantee of such Note shall be valid nevertheless.

            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 10.03.    Limitation of Note Guarantee.

            (a)    The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

            (b)    The obligations of PLP under its Note Guarantee and its guarantee of the Company's obligations that are secured under the collateral sharing agreement established pursuant to the Credit Agreement (the "Credit Agreement Guarantee") will be limited, in the aggregate, to the amount of all Indebtedness and other obligations owed by PLP to the Company and its Subsidiaries (other than any Phosphates Entity) as of the date of demand under such Note Guarantee and Credit Agreement Guarantee.  The obligations of each Phosphates Entity (other than PLP) which is a Guarantor under its Note Guarantee and its Credit Agreement Guarantee will be limited, in the aggregate, to the amount of all Indebtedness and other obligations owed by all Phosphates Entities (including PLP) to the Company and its Subsidiaries (other than any Phosphates Entity) as of the date of demand under such Note Guarantee and Credit Agreement Guarantee.

            No payment may be made by or claimed from a Phosphates Entity which is a Guarantor under its Note Guarantee until (1) the agent under the Credit Agreement has completed the exercise of remedies thereunder against the collateral owned by the Phosphates Entities and distributed the proceeds or (2) all obligations under the Credit Agreement have been satisfied.  Neither the Company nor any of its Subsidiaries (other than any Phosphates Entity) will be permitted to (1) forgive any Indebtedness or other obligations owing to it by any Phosphates Entity, or otherwise reduce the amount thereof (other than as a result of repayment in cash thereof or as a result of payment by such Phosphates Entity under its Note Guarantee or Credit Agreement Guarantee), or (2) amend the terms of any such Indebtedness or obligations in any manner less favorable to the Company and its Subsidiaries (other than any Phosphates Entity).

SECTION 10.05.    Additional Guarantors.

            The Company covenants and agrees that it shall cause any Person which becomes obligated to guarantee the Notes, pursuant to the terms of Section 4.16, to execute a supplemental indenture and any other documentation requested by the Trustee satisfactory in form and substance to the Trustee in accordance with Section 4.16 pursuant to which such Restricted Subsidiary shall guarantee the obligations of the Company under the Notes and this Indenture in accordance with this Article X with the same effect and to the same extent as if such Person had been named herein as a Guarantor.

SECTION 10.05.    Release of Guarantors.

            The Note Guarantee of any Restricted Subsidiary will be automatically and unconditionally released and discharged upon any of the following:

            (A)    any sale, exchange or transfer by the Company or any Restricted Subsidiary, to any Person that is not an Affiliate of the Company of at least 80% of the Capital Stock of, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in accordance with the terms of this Indenture; provided that if the Company or any Restricted Subsidiary intends to comply with Section 4.10 by making an investment or expenditure in Replacement Assets, the Company or such Restricted Subsidiary must deliver to the Trustee a written agreement that it will make such investment or expenditure within the time frame set forth in Section 4.10;

            (B)    the occurrence of the Fall-Away Event, but only if such Restricted Subsidiary (x) is released from all of its guarantees of the Company's obligations, including its Credit Agreement Guarantee (other than as a result of payment under any such guarantee) and (y) is not otherwise an obligor under the Credit Agreement; or

            (C)    the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this Indenture;

            and in each such case, the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

            The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Note Guarantee endorsed on the Notes and under this Article X.

SECTION 10.06.    Waiver of Subrogation.

            Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights.  If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.06 is knowingly made in contemplation of such benefits.

SECTION 10.07.    Notice to Trustee.

            The Company or any Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or any such Guarantor which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Note Guarantees.  Notwithstanding the provisions of this Article X or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Note Guarantees, unless and until the Trustee shall have received written notice thereof from the Company no later than one Business Day prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.07, and subject to the provisions of Sections 7.01 and 7.02 hereof, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice referred to in this Section 10.07 at least one Business Day prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than one Business Day prior to such date.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01.    Trust Indenture Act Controls.

            If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.  If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified.  If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

            The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.02.    Notices.

            Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

If to the Company or any Guarantor:

IMC GLOBAL INC.
100 South Saunders Road
Suite 300
Lake Forest, Illinois  60045
Attention:  Chief Financial Officer

Fax Number:  (847) 739-1802

with a copy to:

SIDLEY AUSTIN BROWN & WOOD LLP
10 S. Dearborn Street
Chicago, Illinois 60603
Attention:  Lisa J. Reategui, Esq.

Fax Number:  (312) 853-7036

If to the Trustee, Registrar or Paying Agent:

BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, IL  60602
Attention:  Corporate Trust Administration

Fax Number:  (312) 827-8542

            Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

            The Company, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

            Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.  If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

            In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 11.03.    Communications by Holders with Other Holders.

            Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes.  The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04.    Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor shall furnish to the Trustee:

            (1)    an Officers' Certificate (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2)    an Opinion of Counsel (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.04.    Statements Required in Certificate and Opinion.

            Each certificate and opinion with respect to compliance by or on behalf of the Company or any Guarantor with a condition or covenant provided for in this Indenture shall include:

            (1)    a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3)    a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4)    a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 11.06.    Rules by Trustee and Agents.

            The Trustee may make reasonable rules for action by or meetings of Noteholders.  The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 11.07.    Business Days; Legal Holidays.

            A "Business Day" or "business day" is a day that is not a Legal Holiday.  A "Legal Holiday" is a Saturday, a Sunday or other day on which (i) commercial banks in the City of New York are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08.    Governing Law.

            This Indenture, the Notes and the Note Guarantees shall be governed by and construed in accordance with the laws of the state of New York, as applied to contracts made and performed within the state of New York.

SECTION 11.09.    No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof.  No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 11.10.    No Recourse Against Others.

            No recourse for the payment of the principal of or premium, if any, or interest, including Additional Interest, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation or against the property or assets of any such stockholder, officer, employee or director, either directly or through the Company or any Guarantor, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Company and the Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee or director of the Company or any Guarantor, or any successor corporation thereof, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes.  It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer or director and may be enforced by any of them.

SECTION 11.11.    Successors.

            All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors.  All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

SECTION 11.12.    Multiple Counterparts.

            The parties may sign multiple counterparts of this Indenture.  Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 11.13.    Table of Contents, Headings, etc.

            The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.14.    Separability.

            Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

IMC GLOBAL INC.

By:
        Name:
        Title:

[Guarantor signature pages should be prepared the Company and its counsel and provided to Cahill Gordon in pdf form when finalized]

BNY MIDWEST TRUST COMPANY, as Trustee

By:
        Name:
        Title:

EXHIBIT A

IMC GLOBAL INC.

CUSIP No.                                                                                                      $

10.875% SENIOR NOTE DUE 2013

IMC GLOBAL INC., a Delaware corporation (the "Company"), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of $             dollars on August 1, 2013.

Interest Payment Dates:  February 1 and August 1.

Record Dates:  January 15 and July 15.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

IMC GLOBAL INC.

By:
        Name:
        Title:

Certificate of Authentication

This is one of the 10.875% Senior Notes Due 2013 referred to in the within-mentioned Indenture.

BNY MIDWEST TRUST COMPANY, as Trustee

By:
        Name:
        Title:

Dated:

[FORM OF REVERSE OF NOTE]

IMC GLOBAL INC.

10.875% SENIOR NOTE DUE 2013

1.         Interest.  IMC GLOBAL INC., a Delaware corporation (the "Company"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 10.875% per annum.  Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including August 1, 2003 to but excluding the date on which interest is paid.  Interest shall be payable in arrears on each February  1 and August 1, commencing February 1, 2004.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 10.875% per annum.

2.         Method of Payment.  The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on January 15 or July 15 next preceding the interest payment date (whether or not a Business Day).  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

3.         Paying Agent and Registrar.  Initially, BNY Midwest Trust Company (the "Trustee") will act as a Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice.  Neither the Company nor any of its Affiliates may act as Paying Agent or Registrar.

4.         Indenture.  The Company issued the Notes under an Indenture dated as of August 1, 2003 (the "Indenture") among the Company, the Guarantors (as defined in the Indenture) and the Trustee.  This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended from time to time.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them.  Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

5.         Optional Redemption.  The Company, at its option, may redeem the Notes, in whole or in part, at any time on or after August 1, 2008 upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount), set forth below, together, in each case, with accrued and unpaid interest to the Redemption Date, if redeemed during the twelve month period beginning on June 1 of each year listed below:

Year	Redemption Price
2008....................................................................................	105.438%
2009....................................................................................	103.625%
2010....................................................................................	101.813%
2011 and thereafter..............................................................	100.000%

The Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, so long as such acquisition does not otherwise violate the terms of the Indenture.

In the event of a redemption of fewer than all of the Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, while such Notes are listed, or if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and equitable.  The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a Holder's last address as it shall appear on the register maintained by the Registrar of the Notes.  On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

6.         Notice of Redemption.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address.  On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

7.         Offers To Purchase.  The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

8.         Registration Rights.  Pursuant to an Exchange and Registration Rights Agreement among the Company, the Guarantors, and the Initial Purchasers named therein (the "Registration Rights Agreement"), the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes.  The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

9.         Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

10.       Persons Deemed Owners.  The registered Holder of this Note may be treated as the owner of this Note for all purposes.

11.       Unclaimed Money.  If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Company at its written request.  After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

12.       Amendment, Supplement, Waiver, Etc.  The Company, the Guarantors and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not materially and adversely affect the rights of any Holder.  Other amendments and modifications of the Indenture or the Notes may be made by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

13.       Restrictive Covenants.  Before the time that the Notes receive an investment grade rating from both Standard & Poor's Ratings Group and Moody's Investor's Services, Inc. and certain other conditions are satisfied, the Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, pay dividends on, redeem or repurchase its Capital Stock, make certain investments, sell assets, create restrictions on the payment of dividends or other amounts to the Company from its Restricted Subsidiaries, enter into transactions with Affiliates and expand into unrelated businesses.  So long as any Notes are outstanding, the Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to create liens, enter into sale and leaseback transactions and consolidate, merge or sell all or substantially all of the assets of the Company or any of its Restricted Subsidiaries and requires the Company to provide reports to Holders of the Notes and limits the ability of the Company's Restricted Subsidiaries to guarantee other debt.  Such limitations are subject to a number of important qualifications and exceptions.  Pursuant to Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

14.       Successor Corporation.  When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation will, except as provided in Article V, be released from those obligations.

15.       Defaults and Remedies.  Events of Default are set forth in the Indenture.  Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) of the Indenture with respect to the Company or any of its Significant Subsidiaries that is a Guarantor) occurs and is continuing, then, and in each and every such case, either the Trustee, by notice in writing to the Company, or the Holders of not less than 25% of the principal amount of the Notes then outstanding, by notice in writing to the Company and the Trustee, may declare due and payable, if not already due and payable, the principal of and any accrued and unpaid interest on all of the Notes; and upon any such declaration all such amounts upon such Notes shall become and be immediately due and payable, anything in this Indenture or in the Notes to the contrary notwithstanding.  If an Event of Default specified in Section 6.01(6) or (7) of the Indenture occurs with respect to the Company or any of its Significant Subsidiaries that is a Guarantor, then the principal of and any accrued and unpaid interest on all of the Notes shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Notes or a default in the observance or performance of any of the obligations of the Company under Article V of the Indenture) if it determines that withholding notice is in their best interests.

16.       Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

17.       No Recourse Against Others.  No director, officer, employee incorporator or stockholder, of the Company or any Guarantor shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Note Guarantees or for a claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

18.       Discharge.  The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

19.       Guarantees.  The Note will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders.  Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

20.       Authentication.  This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

21.       Governing Law.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.  The Trustee, the Company, the Guarantor and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

22.       Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (=  tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

IMC GLOBAL INC.
100 South Saunders Road
Suite 300
Lake Forest, Illinois  60045
Attention:  Chief Financial Officer

ASSIGNMENT

I or we assign and transfer this Note to:

________________________________________________________________________________________________________________

(Insert assignee's social security or tax I.D. number)

________________________________________________________________________________________________________________

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Company.  The Agent may substitute another to act for him.

Date:                                                     Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:      ______________________________

SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.18 of the Indenture, check the appropriate box:

                        ____  Section 4.10                           ____   Section 4.18

If you want to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.18 of the Indenture, state the amount you elect to have purchased:

$
(multiple of $1,000)

Date:

Your Signature:     ___________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

[FORM OF LEGEND FOR 144A NOTES AND OTHER NOTES THAT ARE RESTRICTED NOTES]

The Notes evidenced hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered, sold, pledged or otherwise transferred except (a) (1) to a person who the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (2) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act, (3) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (4) to an institutional accredited investor in a transaction exempt from the registration requirements of the Securities Act or (5) pursuant to an effective registration statement under the Securities Act and (b) in accordance with all applicable securities laws of the United States and other jurisdictions.

[FORM OF ASSIGNMENT FOR 144A NOTES AND OTHER NOTES THAT ARE
RESTRICTED NOTES]

I or we assign and transfer this Note to:

(Insert assignee's social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Company.  The Agent may substitute another to act for him.

[Check One]

[  ]  (a)    this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

or

[  ]  (b)   this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:                                              Your Signature:

(Sign exactly as your name
appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
                                                                        NOTICE:    To be executed by an executive officer

EXHIBIT C

[FORM OF LEGEND FOR REGULATION S NOTE]

This Note has not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, unless so registered, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons unless registered under the Securities Act or except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

[FORM OF ASSIGNMENT FOR REGULATION S NOTE]

I or we assign and transfer this Note to:

(Insert assignee's social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Company.  The Agent may substitute another to act for him.

[Check One]

[  ]  (a)   this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

or

[  ]  (b)   this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:                                              Your Signature:
                                                                                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
                                                                        NOTICE:      To be executed by an executive officer

EXHIBIT D

[FORM OF LEGEND FOR GLOBAL NOTE]

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository.  This Note is not exchangeable for Notes registered in the name of a person other than the Depository or its nominee except in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in the limited circumstances described in the Indenture.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company (a New York corporation) ("DTC") to the issuer or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EXHIBIT E

Form of Certificate To Be
Delivered in Connection with
Transfers to Non-QIB Accredited Investors

BNY Midwest Trust Company
IMC Global Inc.
c/o BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, IL  60602

Attention:  Corporate Trust Administration

Ladies and Gentlemen:

In connection with our proposed purchase of 10.875% Senior Notes Due 2013 (the "Notes") of IMC Global Inc., a Delaware corporation (the "Company"), we confirm that:

1.         We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of August 1, 2003 relating to the Notes and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

2.         We understand that the Notes have not been registered under the Securities Act or any other applicable securities laws, have not been and will not be qualified for sale under the securities laws of any non-U.S. jurisdiction and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Company or any subsidiary thereof, (ii) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A), (iii) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (iv) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if applicable) or (vi) pursuant to an effective registration statement, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

3.         We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.         We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting each are able to bear the economic risk of our or their investment, as the case may be.

5.         We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

6.         We are not acquiring the Notes with a view toward the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferee]

By:
        Name:
        Title:

Date:   _______________________

EXHIBIT F

Form of Certificate To Be Delivered
in Connection with Transfers
          Pursuant to Regulation S

BNY Midwest Trust Company
IMC Global Inc.
c/o BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, IL  60602

Attention:  Corporate Trust Administration

Re:       IMC Global Inc., a Delaware corporation (the "Company")
            10.875% Senior Notes Due 2013 (the "Notes")

Dear Sirs:

In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

(1)        the offer of the Notes was not made to a U.S. person or to a person in the United States;

(2)        either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3)        no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S;

(4)        the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)        we have advised the transferee of the transfer restrictions applicable to the Notes.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferee]

By:

EXHIBIT G

GUARANTEES

Each of the undersigned (each a "Guarantor" and collectively, if more than one, the "Guarantors") hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of August 1, 2003 by and among IMC Global Inc., as issuer, the Guarantors, as guarantors, and The Bank of New York, as Trustee (as amended, restated or supplemented from time to time, the "Indenture"), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Noteholders or the Trustee, all in accordance with the terms set forth in Article X of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The obligations of each Guarantor to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness, to the extent and in the manner provided, in Article X of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.  Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

[Signatures on Following Pages]

IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

[Guarantor signature pages should be prepared the Company and its counsel and provided to Cahill Gordon in pdf form when finalized]

By:
        Name:
        Title:

Return to IMC Global Inc. Form 10-Q